Exhibit 10.4

QualTek Services Inc.

THE GUARANTORS PARTY HERETO

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of February 14, 2022

Senior Unsecured Convertible Notes due 2027

QUALTEK SERVICES INC.

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT

OF 1939 AND INDENTURE, DATED AS OF FEBRUARY 14, 2022

TRUST INDENTURE ACT SECTION		INDENTURE SECTION
310	(a)(1)	7.08
	(a)(2)	7.08
	(b)	7.09
312	(a)	5.01
	(c)	5.02
313	(a)	5.03
	(c)	5.03
314	(a)(4)	4.07
	(c)(1)	17.05
	(c)(2)	17.05
	(e)	17.05
315	(a)	7.01
	(b)	6.10
	(c)	7.01
	(d)	7.02
316	(a)(last sentence)	1.01 (“Outstanding”)
	(a)(1)(A)	6.02, 6.09
	(a)(1)(B)	6.09
	(b)	6.06
	(c)	8.01
317	(a)(1)	6.04
	(a)(2)	6.04
	(b)	4.04
318	(a)	17.04

i

EXHIBIT

Exhibit A	Form of Note	A-1

Exhibit B	Form of Supplemental Indenture	B-1

v

INDENTURE dated as of February 14, 2022 among QualTek Services Inc., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), the Guarantors party hereto from time to time and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its Senior Unsecured Convertible Notes due 2027 (the “Notes”), initially in an aggregate principal amount not to exceed $124,685,000, and each of the Guarantors has duly authorized the issuance of its Guarantee, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company, and this Indenture the valid, binding and legal agreement of the Company, the Guarantors and the Trustee, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes and the Guarantees have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, each of the Company and the Guarantors covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1
DEFINITIONS

Section 1.01            Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“60-Day ADTV” means, as of any date and with respect to any shares of Common Stock, an amount equal to the arithmetic average of the products, for each Trading Day in the sixty (60) Trading Day period ending on, and including, the Trading Day immediately preceding such date, of (i) the daily trading volume in such shares of Common Stock on the applicable exchange for such Trading Day and (ii) the Daily VWAP for such Trading Day; provided that in the case of calculating the amount in this clause (ii) with respect to any shares of Common Stock, in respect of any Trading Day occurring on or subsequent to the Ex-Dividend Date for such dividend or distribution, such amount shall be increased by an amount of cash in U.S. dollars per share of Common Stock distributed, or to be distributed, in such dividend or distribution, net of any applicable withholding taxes, as determined by the Conversion Agent, unless such dividend or distribution does not occur, in which case such amount shall be reduced to the amount that would then be in effect if such dividend or distribution had not been declared.

“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming, a Restricted Subsidiary of, such specified Person; and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the purchase or other acquisition (in one transaction or a series of transactions, including pursuant to any merger or consolidation) of all or substantially all the issued and outstanding Capital Stock in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person.

“Acquisition Consideration” means, with respect to any Acquisition, (a) the purchase consideration for such Acquisition, whether paid in cash or other property (valued at the fair value thereof, as determined reasonably and in good faith by an Officer of the Company), but excluding any component thereof consisting of Capital Stock in the Company (other than Disqualified Equity Interests), and whether payable at or prior to the consummation of such Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any earn-outs and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the Person or assets acquired, provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP to be established by the Company or any Restricted Subsidiary in respect thereof at the time of the consummation of such Acquisition, and (b) the aggregate amount of Indebtedness assumed by the Company or any Restricted Subsidiary in connection with such Acquisition.

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.03.

“Additional Shares” shall have the meaning specified in Section 14.14(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

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“Applicable Conversion Price” means the lowest of (i) $10.00 (subject to adjustment in an inverse manner, and at the same time, as the Conversion Rate is adjusted under Sections 14.04(a)-(e)), (ii) 115% of the arithmetic average of the Daily VWAPs for the 10-Trading Day period commencing on the first Trading Day after the public release of the Company’s first quarterly earnings announcement following the Issue Date, (ii) 115% of the arithmetic average of the Daily VWAPs for the 10-Trading Day period commencing on the first Trading Day after the public release of the Company’s second quarterly earnings announcement following the Issue Date, (iii) 115% of the arithmetic average of the Daily VWAPs for the 10-Trading Day period commencing on the first Trading Day immediately following the first anniversary of the date of this Indenture and (iv) 115% of the arithmetic average of the Daily VWAPs for the 10-Trading Day period commencing on the first Trading Day after the closing date of the applicable Conversion Reset Offering by the Company; provided that the Applicable Conversion Price may not be less than $5.50 per share (subject to adjustment in an inverse manner, and at the same time, as the Conversion Rate is adjusted under Sections 14.04(a)-(e)) for purposes of clauses (ii), (iii) or (iv).

“Applicable Interest Rate” means the rate of interest payable on the Notes for any Interest Period, as determined in good faith by the Company based on the table in the Form of Note attached hereto and set forth in an Officer’s Certificate delivered to the Trustee and written notice delivered to any paying agent and the Holders of the Notes.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the issue date of the Notes, directly or indirectly managed or advised by a Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

“BCA” means the agreement and plan of merger by and among Roth CH Acquisition III Co., Roth CH III Blocker Merger Sub, LLC, BCP QualTek Investors, LLC, Roth CH III Merger Sub, LLC, BCP QualTek HoldCo LLC and BCP QualTek, LLC, dated as of June 16, 2021, as amended, restated, amended and restated, supplemented or otherwise modified on or prior to the date hereof.

“Board of Directors” means, with respect to any Person, the board of directors (or similar body) of such Person or a committee thereof duly authorized to act for it hereunder.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by an Officer of such Person to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day

“Capital Stock” means, for any entity, any and all shares, interests (including partnership, limited liability company or membership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity issued by that entity; provided that debt securities that are convertible into or exchangeable for Capital Stock (including the Notes) shall not constitute Capital Stock prior to their conversion or exchange, as the case may be.

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“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease (and, for the avoidance of doubt, not a straight-line or operating lease) for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP; provided that all obligations of the Company and its Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on January 1, 2015 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease Obligation) for purposes of this Indenture regardless of any change in GAAP following January 1, 2015 (that would otherwise require such obligation to be recharacterized as a Capitalized Lease Obligation).

“Cash Equivalents” means, as at any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States of America or (ii) issued by any agency of the United States of America, in each case maturing within two years after such date; (b) marketable direct obligations issued by any State of the United States of America or the District of Columbia or any political subdivision of any such State or District or any public instrumentality thereof, in each case maturing within two years after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than 270 days from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America, any State thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (d) above; (f) shares of any money market mutual fund that (i) has substantially all its assets invested continuously in the types of investments referred to in clauses (a) through (d) above, (ii) has net assets of not less than $5,000,000,000 and (iii) has the highest rating obtainable from either S&P or Moody’s; (g) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes; and (h) marketable corporate bonds for which an active trading market exists and price quotations are available, in each case maturing within two years after such date and issued by Persons that are not Affiliates of the Company and where such Persons have a long-term credit rating of at least AA- from S&P or Aa3 from Moody’s, provided that the portfolio of any such bonds included as Cash Equivalents at any time shall have a weighted average maturity of not more than 360 days.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

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“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers, trustees or others that will control the management or policies of such Person.

“Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share, subject to Section 14.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Mandatory Conversion Condition” means the conditions required for the Company to cause Notes to be converted pursuant to Section 14.03(a).

“Company Transaction Expenses” means all accrued fees, costs and expenses of the Company and its Subsidiaries incurred in connection with the negotiation, preparation and execution of the Transaction Agreements, the performance and compliance with all Transaction Agreements and conditions contained herein to be performed or complied with at or before the Issue Date, and the consummation of the Transactions, including the fees, costs, expenses and disbursements of counsel, accountants, advisors and consultants of the Company and its Subsidiaries, whether paid or unpaid prior to the Issue Date.

“Company Order” means a written order of the Company, signed on behalf of the Company by an Officer.

“Consolidated Adjusted EBITDA” means, for any period:

  (a)            Consolidated Net Income for such period; plus

  (b)            an amount which, in the determination of Consolidated Net Income for such period, has been deducted (or, in the case of amounts pursuant to clause (viii) below, not already included in Consolidated Net Income) for, without duplication:

(i)            total interest expense determined in conformity with GAAP (including (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (C) non-cash interest payments, (D) the interest component of Capitalized Lease Obligations, (E) net payments, if any, made (less net payments, if any, received) pursuant to interest rate hedging agreements with respect to Indebtedness, (F) amortization or write-off of deferred financing fees, debt issuance costs, commissions, fees and expenses, including commitment, letter of credit and administrative fees and charges with respect to Indebtedness permitted to be incurred hereunder, and (G) any expensing of commitment and other financing fees) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed), for such period,

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(ii)            provision for taxes based on income, revenues, profits or capital, including Federal, foreign, state, local, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, including (A) penalties and interest related to such taxes or arising from any tax examinations and (B) in respect of repatriated funds, for such period,

(iii)           total depreciation expense and total amortization expense (including amortization of intangible assets and amortization of capitalized consulting fees and organization costs) for such period,

(iv)           extraordinary, unusual or nonrecurring charges, expenses or losses for such period, (Y) in an amount not to exceed 20% of Consolidated Adjusted EBITDA in such period and (Z) in an aggregate amount when taken together with amounts under clause (vi) below not to exceed 30% of Consolidated Adjusted EBITDA in such period,

(v)            non-cash charges, expenses or losses for such period, including (A) impairment charges and reserves and any other write-down or write-off of assets, (B) non-cash fair value adjustments of Investments and (C) non-cash compensation expense, but excluding (1) any such non-cash charge, expense or loss to the extent that it represents an amortization of a prepaid cash expense that was paid and not expensed in a prior period or write-down or write-off or reserves with respect to accounts receivable (including any addition to bad debt reserves or bad debt expense) or inventory and (2) any non-cash charge, expense or loss to the extent it represents an accrual of or a reserve for cash expenditures in any future period, provided that, at the option of the Company, notwithstanding the exclusion in this clause (2) any such non-cash charge, expense or loss may be added back in determining Consolidated Adjusted EBITDA for the period in which it is recognized, so long as any cash expenditure made on account thereof in any future period is deducted pursuant to clause (d) of this definition,

(vi)           restructuring costs, integration costs, opening, pre-opening, consolidation and closing costs for facilities, transactions fees and expenses, (Y) in an amount not to exceed 20% of Consolidated Adjusted EBITDA in such period and (Z) in an aggregate amount when taken together with amounts under clause (iv) above not to exceed 30% of Consolidated Adjusted EBITDA in such period,

(vii)          the amount of pro forma “run rate” net cost savings, operating expense reductions, other operating improvements and synergies (collectively, “Expected Cost Savings”) projected by the Company in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of the applicable Four Quarter Period) as a result of actions taken or to be taken in connection with any Pro Forma Event, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated Adjusted EBITDA from such actions, provided that (A) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably identifiable, factually supportable and projected by the Company in good faith to result from actions that have been taken or with respect to which substantial steps have been taken (including prior to the Issue Date) or are expected to be taken (in the good faith determination of the Company) within 18 months after the consummation of such Pro Forma Event, which is expected to result in the Expected Cost Savings, (B) no Expected Cost Savings shall be added pursuant to this clause (viii) to the extent duplicative of any items otherwise added in calculating Consolidated Adjusted EBITDA for such period (it being understood and agreed that “run rate” shall mean the full annual recurring benefit that is associated with any action taken) and (C) the aggregate amount of Expected Cost Savings added in reliance on this clause (viii) for any Four Quarter Period shall not exceed 5% of Consolidated Adjusted EBITDA for such Four Quarter Period (calculated after giving effect to any such add-backs and excluding from such cap any such add-backs related to the Transactions or add-backs determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act),

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(viii)         fees, costs and expenses incurred in connection with the Transactions during such period,

(ix)           transaction fees and expenses incurred, or amortization thereof, during such period in connection with, to the extent permitted hereunder, any Acquisition or other Investment, any Disposition (other than in the ordinary course of business), any incurrence of Indebtedness (including the Notes), any issuance of Capital Stock or any amendments or waivers of this Indenture, the Credit Agreements or instruments relating to any other Indebtedness permitted hereunder, in each case, whether or not consummated,

(x)            transaction fees and expenses incurred, or amortization thereof, during such period in connection with, to the extent permitted hereunder, (X) any Permitted Investment (other than in the ordinary course of business), in an aggregate amount not to exceed 10% of the transaction value of such Permitted Investment, (Y) any incurrence of Indebtedness (including the Notes), in an aggregate amount not to exceed 6% of the principal amount of such incurred Indebtedness, or (Z) any amendments or waivers of this Indenture, the Credit Agreements or instruments relating to any other Indebtedness permitted hereunder, in an aggregate amount not to exceed 6% of the amount of such incurred Indebtedness,

(xi)            cash receipts (or any netting arrangements resulting in reduced cash expenses) during such period not included in Consolidated Adjusted EBITDA in any prior period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (c) below for any prior period and not added back,

(xii)           non-cash accruals relating to contingent or deferred payments in connection with any Acquisition or other Investment permitted hereunder or any acquisition or investment consummated prior to the Issue Date (including earn-outs, non-compete payments, consulting payments and similar obligations) and any adjustments thereof and any purchase price adjustments for such period,

(xiii)          any costs or expenses incurred pursuant to any management equity plan, long term incentive plan or share or unit option plan or any other management or employee benefit plan or agreement or share or unit subscription or shareholder or similar agreement, during such period, in each case, to the extent such costs or expenses are non-cash or, if paid in cash, such costs or expenses shall have been funded with cash proceeds contributed to the Company or the net proceeds of any issuance of Capital Stock (other than Disqualified Stock) in the Company, and

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(xiv)           any net loss associated with any Restricted Subsidiary that is attributable to any non-controlling interest and/or minority interest of any third party pursuant to the application of FASB Accounting Standards Codification 810; minus

(c)           an amount which, in the determination of Consolidated Net Income for such period, has been included for, without duplication:

(i)               all extraordinary, unusual or nonrecurring gains and items of income during such period,

(ii)              any non-cash gains or income (other than the accrual of revenue in the ordinary course) during such period, but excluding any such items in respect of which cash was received in a prior period or will be received in a future period, and

(iii)             the amount of income or gain associated with any Restricted Subsidiary that is attributable to any non-controlling interest and/or minority interest of any third party; minus

(d)           to the extent not deducted in Consolidated Net Income during such period, all cash payments made during such period on account of non-cash charges that were added back in calculating Consolidated Adjusted EBITDA for a prior period in reliance on the proviso to clause (b)(vi) above.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP and to the extent attributable to the Company, provided that:

(a)           any net income (or loss) of any Person (including any Unrestricted Subsidiary or any Person accounted for by the equity method of accounting) that is not the Company or a Restricted Subsidiary shall be excluded, except to the extent of amount of cash and Cash Equivalents (or of other assets, but only to the extent of cash and Cash Equivalents received during the same accounting period as such distribution of such assets as a result of a conversion of such assets into cash or Cash Equivalents) actually distributed during such period by any such Person to the Company or a Restricted Subsidiary as a dividend or similar distribution (and except that the provisions of this clause (a) will not apply to the extent inclusion of such net income (or loss) of such Person is required for any calculation of Consolidated Adjusted EBITDA on a Pro Forma Basis),

(b)           the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary shall be excluded (except to the extent inclusion of such net income (or loss) of such Person is required for any calculation of Consolidated Adjusted EBITDA on a Pro Forma Basis),

(c)           the cumulative effect of a change in accounting principles during such period shall be excluded,

(d)           the accounting effects during such period of adjustments to inventory, property and equipment, goodwill and other intangible assets and deferred revenue required or permitted by GAAP (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries), shall be excluded,

(e)            the net after-tax gains, income, losses, expenses or charges for such period attributable to (i) disposed, abandoned or discontinued operations (other than assets held for sale) and (ii) any Disposition of assets by the Company or any Restricted Subsidiary, other than Dispositions of inventory and other Dispositions in the ordinary course of business as determined in good faith by an authorized officer of the Company, shall be excluded,

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(f)            any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities), in each case pursuant to GAAP, and the amortization of intangible assets arising pursuant to GAAP, shall be excluded,

(g)           any non-cash charges or expenses resulting from any employee benefit or management compensation plan, other non-cash compensation or the grant of stock and stock options or other equity and equity based interests to employees of the Company (or any direct or indirect parent thereof) or any Restricted Subsidiary pursuant to a written plan or agreement or the treatment of such options or other equity and equity based interests under variable plan accounting, for such period shall be excluded,

(h)           any charges, expenses, losses and lost profits for such period to the extent indemnified or insured by a third party, including expenses covered by indemnification provisions in connection with any Acquisition or Disposition permitted by this Indenture and lost profits covered by business interruption insurance, in each case, shall be excluded to the extent that coverage has not been denied and only so long as such amounts are either actually reimbursed to the Company or any Restricted Subsidiary during such period,

(i)            any net after-tax income or losses for such period attributable to early extinguishment of Indebtedness or obligations under any hedging agreement or other derivative instrument shall be excluded, and

(j)            any realized or unrealized gains or losses during such period (i) resulting from fair value accounting required by FASB Accounting Standards Codification 815, (ii) relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of FASB Accounting Standards Codification 830 or (iii) attributable to foreign currency translation, in each case, shall be excluded. For the avoidance of doubt, Consolidated Net Income for any period prior to the Issue Date shall be determined on a Pro Forma Basis giving effect to the Transactions as if they had been consummated on the first day of such period.

“Consolidated Secured Net Debt” means, as of any date, (a) Consolidated Total Debt as of such date, solely to the extent such Indebtedness is secured by a Lien, plus (b) Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the type (whether or not secured) described in clause (a) above of any Person other than the Company or a Restricted Subsidiary, in each case only if such Guarantees are secured by a Lien, minus (c) the aggregate amount of Unrestricted Cash as of such date (but disregarding the proceeds of Indebtedness that is incurred on such date).

“Consolidated Total Debt” means, as of any date, the aggregate principal amount of Indebtedness of the Company and the Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in conformity with GAAP (but without giving effect to any accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness), consisting solely of Indebtedness for borrowed money, unreimbursed drawings under letters of credit, obligations evidenced by bonds, debentures, notes or similar instruments, Capitalized Lease Obligations and purchase money Indebtedness.

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“Consolidated Total Net Debt” means, as of any date, (a) Consolidated Total Debt as of such date, plus (b) Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the type described in clause (a) of any Person other than the Company or a Restricted Subsidiary, minus (c) the aggregate amount of Unrestricted Cash as of such date (but disregarding the proceeds of Indebtedness that is incurred on such date).

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(a)           to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(b)           to advance or supply funds:

(i)            for the purchase or payment of any such primary obligation; or

(ii)           to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(c)           to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Conversion Reset Offering” means any offering or series of related offerings of Common Stock by the Company with gross proceeds to the Company of at least $10,000,000 in cash (or, in the case of non-cash consideration, consideration with a fair market value of at least $10,000,000, as determined by the Company in good faith), other than (a) registered offerings pursuant to a registration on Form S-4 or Form S-8 promulgated by the SEC or any successor or similar forms and (b) for the avoidance of doubt, any offering described in Sections 14.04(j)(i), (ii) or (iii).

“Convertible Note Subscription Agreement” means, collectively, the Subscription Agreements dated as of February 14, 2022, each between the Company and the Subscriber defined therein.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at a) for the purposes of presentment of Notes for registration, transfer, exchange and payment, Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Workflow Management, 5th Floor and b) for all other purposes, Wilmington Trust, National Association, Global Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attention: QualTek Notes Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

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“Credit Agreements” means (i) that certain ABL Credit And Guaranty Agreement dated as of July 18, 2018, among BCP QualTek Buyer, LLC, a Delaware limited liability company, BCP QualTek Merger Sub, LLC, a Delaware limited liability company, to be merged with and into QualTek USA, LLC, a Delaware limited liability company, certain subsidiaries of the borrower party hereto, as guarantors, the lenders party thereto and PNC Bank, National Association, as administrative agent and collateral agent and (ii) the Term Loan Credit Agreement, each as amended, amended and restated, supplemented, replaced, extended, refinanced, waived and/or otherwise modified.

“Credit Facility” or “Credit Facilities” means, with respect to the Company or its Subsidiaries, one or more debt facilities (including, without limitation, the Credit Agreements) or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09) or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “OTEK<equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day up to and including the final closing print (which is indicated by Condition Code “6” in Bloomberg) (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

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“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(b) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Disposition” means any sale, transfer, lease or other disposition (including any sale or issuance of Capital Stock in a Restricted Subsidiary) of any property by any Person, including any sale, transfer or other disposition, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. “Dispose” has the meaning correlative thereto.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature (other than, in each case, any provision requiring an offer to purchase or redeem such Capital Stock as a result of a change of control, delisting, asset sale or similar provision or any other provision permitting holders to convert such Capital Stock so long as any right of the holders thereof upon the occurrence of a change of control, delisting, asset sale or similar provision shall be subject to the prior repayment in full in cash of the Notes and the other Note Obligations); provided that if such Capital Stock are issued pursuant to a plan for the benefit of any future, current or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries or by any such plan to such Persons, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Domestic Subsidiary” means any Subsidiary of the Company incorporated or organized under the laws of the U.S., any state thereof, the District of Columbia.

“Effective Date” shall have the meaning specified in Section 14.14(b), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.

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“Equity Conditions” means, with respect to a given date of determination: (i) on each day during the period beginning thirty (30) days prior to such applicable date of determination and ending on and including such applicable date of determination (the “Equity Conditions Measuring Period”) either (x) one or more registration statements filed with the Commission pursuant to the Convertible Note Subscription Agreement shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Stock previously sold pursuant to such prospectus deemed unavailable) for the resale of all shares of Common Stock to be issued in connection with the event requiring this determination (without regard to any limitations on conversion set forth herein) (a “Required Minimum Securities Amount”) or (y) all shares of Common Stock issuable upon conversion of the applicable Notes shall be eligible for sale pursuant to Rule 144 of the Securities Act, and the Company is then current with its required filings with the Commission; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Notes) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation, as applicable; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of the Notes on a timely basis in accordance herewith and to the extent required hereby in all material respects; (iv) [reserved]; (v) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the portion of the Notes being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Change (as defined in the Indenture) shall have occurred which has not been abandoned, terminated or consummated; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) any registration statement required to be filed with the Commission pursuant to the Convertible Note Subscription Agreement to not be effective or the prospectus contained therein to not be available for the resale of the applicable Required Minimum Securities Amount of all shares of Common Stock issuable upon conversion of the applicable Notes in accordance with the terms of the Convertible Note Subscription Agreement or (2) any shares of Common Stock issuable upon conversion of the applicable Notes to not be eligible for sale pursuant to Rule 144 and the Company is then current with its filings with the Commission; (viii) [reserved]; (ix) [reserved]; (x) [reserved]; (xi) on the applicable date of determination all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the portion of this Note being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full from the authorized and available shares of Common Stock of the Company; (xii) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default (as defined in the Indenture); (xiii) to the knowledge of the Company, the applicable Holder is not in possession of any information provided by the Company or any of its officers, directors, employees or agents, that constitutes material non-public information with respect to the Company; or (xiv) the shares of Common Stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and will be listed and eligible upon issuance for trading on an Eligible Market.

“Equity Conditions Failure” means, with respect to any date of determination, the Equity Conditions have not been satisfied (or waived in writing by the applicable Holder).

“Equity Conditions Measuring Period” shall have the meaning specified in the definition of “Equity Conditions.”

“ERISA” means the Employee Retirement Income Security Act of 1974.

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“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 14.12.

“Excluded Entity” means any direct or indirect Subsidiary (i) that is (or that is a Subsidiary of) a CFC, (ii) substantially all of the assets of which consist of equity interest and/or indebtedness of one or more CFCs or other Subsidiaries described in this clause (ii), or (iii) that is not a Material Subsidiary; provided that any Subsidiary that provides a guarantee of the Obligations of the Company or the Guarantors, as applicable, under the Credit Agreements or any other Indebtedness of the Company or of any Guarantor shall not be an Excluded Entity.

“Expiration Date” shall have the meaning specified in Section 14.04(e).

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s length transaction not involving distress or necessity of either party, determined in good faith by (unless otherwise provided in this Indenture) the Board of Directors of the Company, taking into account all relevant factors determinative of value, including, without limitation, preference rights, lack of liquidity, control and restrictions on marketability and transferability.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Company or any Guarantor that is not a Domestic Subsidiary.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Four Quarter Period” means a period of four consecutive full fiscal quarters, treated as one period.

“FPAs” means those certain Forward Share Purchase Agreements, by and between the Company and each of the several investors party thereto.

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“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs prior to the Maturity Date:

(a)            a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries and any Permitted Holders, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock or, after the Issue Date, any Permitted Holders file a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 65% of the voting power of the Common Stock;

(b)            the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or changes solely in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property and/or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into or exchanged for cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect Wholly Owned Subsidiaries; provided, however, that neither (x) a transaction described in clause (A) or (B) in which the holders of all classes of the Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction nor (y) any merger of the Company solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity shall be a Fundamental Change pursuant to this clause (b);

(c)            the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)            the Common Stock (or other Common Equity underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clauses (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property for the Notes, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)).

Any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (a) and clause (b) above (determined without regard to the proviso in clause (b) above) shall be deemed to be a Fundamental Change solely under clause (b) above (and, for the avoidance of doubt, shall be subject to the proviso in clause (b) above).

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For the avoidance of doubt, the transactions contemplated by the BCA and the other Transactions shall not constitute a “Fundamental Change.”

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(d).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(c)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that, subject to Section 1.04, if the Company notifies the Trustee that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the issuance of the Notes in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. The amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations.

“Global Note” shall have the meaning specified in Section 2.05(b).

“Governmental Authority” means any federal, state, provincial, territorial, municipal, national, supranational or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the United States of America, any State thereof or the District of Columbia or a foreign entity or government.

“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

“Guarantee” means the joint and several guarantees of the Company’s payment obligations under this Indenture and the Notes, issued by the Guarantors pursuant to Article 13 of this Indenture.

“Guarantor” means each Restricted Subsidiary of the Company that becomes a guarantor of the Notes pursuant to the provisions of this Indenture, in each case until released from its Guarantee pursuant to the terms of this Indenture; provided, that an Excluded Entity shall not be required to become a Guarantor.

“Hedging Obligations” of any Person means the obligations of such person pursuant to any interest rate agreement, currency agreement or commodity agreement.

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“Holder,” as applied to any Note, or other similar terms, means any Person in whose name at the time a particular Note is registered on the Note Register (and in the case of a Global Note and solely with respect to Section 6.12 and Section 14.13, the indirect holder of Notes held through its participant).

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” of any Person means, without duplication:

(a)           all obligations of such Person for borrowed money,

(b)           all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

(c)           all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business and not past due by more than ninety (90) days),

(d)           all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) current accounts payable incurred in the ordinary course of business and not past due by more than ninety (90) days and (y) deferred compensation payable to directors, officers or employees of such Person or any of its Subsidiaries and (z) any purchase price adjustment or earn-out obligation incurred in connection with an acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment or earn-out obligation is, or becomes, a liability on the balance sheet of such Person in accordance with GAAP and such amount is not paid by or on behalf of such Person within thirty (30) days after becoming due and payable),

(e)           all Capitalized Lease Obligations of such Person,

(f)            the maximum aggregate amount (determined after giving effect to any prior drawings or reductions that have been reimbursed) of all letters of credit and letters of guaranty in respect of which such Person is an account party,

(g)           the principal component of all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances,

(h)            all Indebtedness of others secured by any Lien on any property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, valued, as of any date of determination, at the lesser of (x) the principal amount of such Indebtedness and (y) the fair market value of such property (as determined in good faith by such Person),

(i)            all Guarantees by such Person of Indebtedness of others, and

(j)            all Disqualified Stock in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Stock or Indebtedness into which such Disqualified Stock are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Stock.

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The Indebtedness of any Person (A) shall include the Indebtedness of any partnership in which such Person is a general partner to the extent such Person is liable therefor as a result of such Person’s ownership interest in such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor, (B) shall exclude (x) trade related letters of credit issued in the ordinary course of business and Guarantees incurred in the ordinary course of business in respect of obligations of or to (other than obligations for borrowed money) suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners, (y) prepaid or deferred revenue arising in the ordinary course of business and (z) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset and (C) in the case of the Company and the Guarantors, shall exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Independent Financial Advisor” means a third-party accounting, appraisal or investment banking firm or consultant, in each case, of national standing, that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged; provided that such firm or appraiser is not an Affiliate of the Company.

“Intellectual Property” means the rights in and to (a) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all know-how, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions and manufacturing and production process and techniques, technical data, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (e) designs, (f) all computer software (including data and related documentation), (g) all other proprietary rights and (h) all licenses and agreements in connection therewith.

“Interest Payment Date” means each March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2022.

“Interest Period” means, with respect to any Interest Payment Date, the period commencing on the previous Interest Payment Date and ending on the day prior to the applicable Interest Payment Date.

“Investment” means, with respect to a specified Person, any Capital Stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in conformity with GAAP) to, Guarantees of any Indebtedness of (including any such Guarantees arising as a result of the specified Person being a co-maker of any note or other instrument or a joint and several co-applicant with respect to any letter of credit or letter of guaranty), or any investment in the form of transfer of property for consideration that is less than the fair value thereof (as determined reasonably and in good faith by an authorized officer of the Company) to, any other Person that are held or made by the specified Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the aggregate principal amount thereof made on or prior to such date of determination, minus the amount, as of such date of determination, of any Returns with respect thereto, but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (c) any Investment in the form of a purchase or other acquisition for value of any Capital Stock, evidences of Indebtedness or other Securities of any Person shall be the fair value (as determined reasonably and in good faith by an authorized officer of the Company) of the consideration therefor (including any Indebtedness assumed in connection therewith), plus the fair value (as so determined) of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any Returns with respect thereto, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Capital Stock or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by an authorized officer of the Company) of such Capital Stock or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any Returns with respect thereto, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer.

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“Issue Date” means February 14, 2022.

“Joint Venture” means any joint venture entity in which the Company or any of its Subsidiaries holds Capital Stock (but which is not a Wholly Owned Subsidiary).

“Last Reported Sale Price” of the Common Stock (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is traded. If the Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

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“Limited Condition Transaction” means any (i) acquisition of any assets, business or Person or Investment not prohibited by this Indenture (including acquisitions subject to a letter of intent or purchase agreement), in each case, the consummation of which is not conditioned on the availability of, or on obtaining, financing, (ii) redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (iii) Disposition or (iv) Restricted Payment.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).

“Mandatory Conversion” means a conversion pursuant to Section 14.03(a).

“Mandatory Conversion Date” means the Conversion Date for a Mandatory Conversion, as provided in Section 14.03(c).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Master Services Agreements” means master services agreements or similar agreements that provide the agreed terms of service pursuant to which the Company or any Subsidiary fulfills purchase orders, service orders or similar orders.

“Material Domestic Subsidiary” means, at any date of determination, each of Domestic Subsidiary of the Company (a) whose total assets at the last day of the most recent Four Quarter Period for which consolidated financial statements are available were equal to or greater than 5.00% of the consolidated total assets of the Company and its Subsidiaries at such date or (b) whose gross revenues for such Four Quarter Period were equal to or greater than 5.00% of the consolidated gross revenues of the Company and its Subsidiaries for such period, in each case, determined in accordance with GAAP; provided that if, at any time and from time to time after the Issue Date, Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 7.50% of the consolidated total assets of the Company and its Subsidiaries as of the end of the most recently ended fiscal quarter of the Company for which financial statements are available or more than 7.50% of the consolidated gross revenues of the Company and its Subsidiaries for the most recent Four Quarter Period for which financial statements are available, then the Company shall, not later than 60 days after the date by which financial statements for such fiscal quarter are available, (i) designate one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 4.14 applicable to such Subsidiary.

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“Material Foreign Subsidiary” means, at any date of determination, each Foreign Subsidiary of the Company (a) whose total assets at the last day of the most recent Four Quarter Period for which consolidated financial statements are available were equal to or greater than 5.00% of the consolidated total assets of the Company and its Subsidiaries at such date or (b) whose gross revenues for such Four Quarter Period were equal to or greater than 5.00% of the consolidated gross revenues of the Company and its Subsidiaries for such period, in each case, determined in accordance with GAAP; provided that if, at any time and from time to time after the Issue Date, Foreign Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 7.50% of the consolidated total assets of the Company and its Subsidiaries as of the end of the most recently ended fiscal quarter of the Company for which financial statements are available or more than 7.50% of the consolidated gross revenues of the Company and its Subsidiaries for the most recent Four Quarter Period for which financial statements are available, then the Company shall, not later than 60 days after the date by which financial statements for such fiscal quarter are available, (i) designate one or more of such Foreign Subsidiaries as “Material Foreign Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 4.14 applicable to such Subsidiary.

“Material Intellectual Property” means Intellectual Property that is material to the operation in the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole.

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Maturity Date” means February 15, 2027.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its rating agency business.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(a)(ii).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, any assistant Treasurer, any assistant Secretary, General Counsel, any Assistant General Counsel, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed on behalf of the Company by an Officer of the Company that meets the requirements of Section 17.05.

“open of business” means 9:00 a.m. (New York City time).

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“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, that is delivered to the Trustee.

“Organizational Documents” means (a) with respect to any corporation or company, its certificate or articles of incorporation, organization or association, as amended, and its bylaws, as amended, (b) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its operating agreement, as amended, and in the case of any Foreign Subsidiary, any analogous organizational documents.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)            Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)            Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)            Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)            Notes surrendered for purchase in accordance with Article 15 for which Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price, in accordance with Section 15.04(b);

(e)            Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(f)            Notes repurchased by the Company pursuant to the last sentence of Section 2.10 after the Company surrenders them to the Trustee for cancellation in accordance with Section 2.08.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Acquisition” means any Acquisition by the Company or any of its Restricted Subsidiaries; provided that:

(a) (i) on the date the definitive agreement for such Acquisition is executed, no Event of Default shall have occurred and be continuing or would result therefrom, and (ii) if such Acquisition constitutes a Limited Condition Transaction, on the date such Acquisition is consummated, no Event of Default under Section 6.01(a), (b), (h) or (j) shall have occurred and be continuing or would result therefrom; and

(b)(i) in the case of any Acquisition of Capital Stock in a Person, each of such Person and its Subsidiaries will become a Restricted Subsidiary (or will be merged or consolidated with or into the Company or any Restricted Subsidiary, with the continuing or surviving Person being the Company (in the case of any such transaction involving the Company) or a Restricted Subsidiary) and (ii) in the case of any Acquisition of other assets, such assets will be owned by the Company or any Restricted Subsidiary.

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“Permitted Encumbrances” means:

(a)            Liens imposed by law for Taxes, assessments or governmental charges that are (i) not overdue by more than 30 days, (ii) being contested in good faith, if adequate reserves with respect thereto are maintained by the applicable Person in conformity with GAAP or (iii) not required to be paid;

(b)            carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction contractors’ and other like Liens imposed by law arising in the ordinary course of business and securing obligations that (i) are not overdue by more than 30 days (or, if such obligations are more than 30 days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Liens), (ii) are being contested in good faith, if adequate reserves with respect thereto are maintained by the applicable Person in conformity with GAAP or (iii) with respect to which the failure to make payment could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business of the Company and the Restricted Subsidiaries (taken as a whole);

(c)            Liens incurred (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance or premiums related thereto and other social security laws pension obligations, vacation pay, health, disability or other employee benefits (other than any Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code) and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d)            Liens incurred (i) in the ordinary course of business securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability or other insurance to the Company or any Restricted Subsidiary and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e)            Liens incurred (i) in the ordinary course of business to secure the performance of bids, trade contracts (other than for payment of Indebtedness for borrowed money), governmental contracts, leases (other than capital leases), statutory obligations (other than any Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code), surety, stay, customs and appeal bonds, performance and return-of-money bonds, completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations) and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(f)            judgment liens in respect of judgments that do not constitute an Event of Default under Section 6.01(h);

(g)            easements, zoning restrictions, rights-of-way, encroachments, protrusions and similar encumbrances on real property and minor title defects imposed by law or arising in the ordinary course of business that do not secure monetary obligations and do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and the other Restricted Subsidiaries, taken as a whole;

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(h)            (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole;

(i)            ground leases in respect of real property on which facilities owned or leased by the Company or any Restricted Subsidiary are located;

(j)            banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions that are within the general parameters customary in the banking industry;

(k)            Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(l)            Liens of a collection bank arising under Section 4-208 of the UCC on the items in the course of collection;

(m)            (i) Liens arising by virtue of precautionary UCC financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Company and the Restricted Subsidiaries in the ordinary course of business and (ii) Liens arising from equipment or other materials which are not owned by the Company or any other Restricted Subsidiary located on the premises of the Company or any other Restricted Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business;

(n)            Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than any capital lease), license or sublicense or concession agreement permitted by this Indenture (and all encumbrances and other matters affecting such interest or title);

(o)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(p)            (i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business and bailment arrangements entered into in the ordinary course of business (excluding any general inventory financing) and permitted by this Indenture and (ii) Liens arising by operation of law under Article 2 of the UCC (and any similar provision of any other requirement of law) in favor of a seller or buyer of goods;

(q)            Liens that are customary contractual rights of set-off;

(r)            Liens on specific items of inventory or other goods and proceeds thereof securing obligations in respect of documentary letters of credit issued to facilitate the purchase, shipment or storage of such inventory or such other goods;

(s)            deposits of cash with the owner or lessor of premises leased and operated by the Company or any Restricted Subsidiary to secure the performance of its obligations under the lease for such premises, in each case in the ordinary course of business;

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(t)            leases, nonexclusive licenses, subleases or nonexclusive sublicenses granted to others in the ordinary course of business that do not interfere in any material respect with the ordinary course of business of the Company and the Restricted Subsidiaries, taken as a whole;

(u)            any Lien deemed to exist in connection with any software escrow arrangements entered into in the ordinary course of business;

(v)            Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and/or the Restricted Subsidiaries;

(w)            Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 4.08 arising out of such repurchase transaction; and

(x)            trustees’ Liens granted pursuant to any indenture governing any Indebtedness not otherwise prohibited by this Indenture in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse such trustee of its expenses and to indemnify such trustee under the terms of such indenture.

“Permitted Factoring Transactions” means, collectively, any factoring program in an aggregate outstanding amount not to exceed the greater of $10,000,000 and 16.7% of Consolidated Adjusted EBITDA for the last Four Quarter Period (provided that the outstanding amount of such Permitted Factoring Transaction for the purposes of this definition shall be deemed to be equal to the Permitted Factoring Net Investment for the last Four Quarter Period) so long as such transactions are (i) non-recourse to the Company and any of the Restricted Subsidiaries (except for any customary limited recourse obligations and any performance undertaking or Guarantee that is no more extensive in any material respect than customary performance undertakings) and (ii) subject to lien release agreements.

“Permitted Factoring Net Investment” means the aggregate cash amount paid by the purchasers under any Permitted Factoring Transactions in connection with their purchase of accounts receivable and customary related assets or interests therein, as the same may be reduced from time to time by collections with respect to such accounts receivable and related assets or otherwise in accordance with the terms of such Permitted Factoring Transactions (but excluding any such collections used to make payments of commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Factoring Transactions which are payable to any Person other than the Company or the Restricted Subsidiaries).

“Permitted Holders” means, collectively, (i) the Sponsor and its Affiliates, including any funds, partnerships or other investment vehicles or Subsidiaries managed or directly or indirectly controlled by them but not including, however, any portfolio companies of the foregoing, (ii) any Person who is acting solely as an underwriter in connection with a public or private offering of Capital Stock of the Company, acting in such capacity and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members and any members of such group; provided that, in the case of such group and without giving effect to the existence of such group or any other group, Persons referred to in clause (i), collectively, have beneficial ownership of more than 50% of the total voting power of the Capital Stock of the Company held by such group.

“Permitted Incurred Acquisition Indebtedness” means Indebtedness permitted to be incurred under Section 4.09(b)(xv).

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“Permitted Investment” means (in each case, by the Company or any Restricted Subsidiary):

(a)            Investments in (a) a Restricted Subsidiary (including the Capital Stock of, or guarantees of obligations of, a Restricted Subsidiary) or the Company or (b) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary;

(b)            Investments in another Person if such Person is engaged, directly or through entities that will be Restricted Subsidiaries, in any Similar Business and as a result of such Investment such other Person, in one transaction or a series of transactions, is merged, amalgamated, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets (or such division, business unit, product line or business) to, or is liquidated into, the Company or a Restricted Subsidiary, and any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation, combination, transfer or conveyance;

(c)            Investments in cash, Cash Equivalents or investment grade securities;

(d)            Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business or consistent with past practice;

(e)            Investments in payroll, travel, entertainment, relocation, moving related and similar advances that are made in the ordinary course of business or consistent with past practice;

(f)            Investments in loans or advances to directors, officers, employees, managers, partners, consultants or independent contractors (or, in the case of clause (iii) below, any future, current or former officer, director, employee, manager, partner, consultant or independent contractor (or their respective estates, heirs, family members, spouses and former spouses, domestic partners and former domestic partners or beneficiaries under their respective estates)) of the Company (or any direct or indirect parent thereof) or any Restricted Subsidiary (i) for travel, entertainment, relocation and analogous ordinary business purposes in the ordinary course of business, (ii) in connection with such Person’s purchase of Capital Stock in the Company, provided that no cash or Cash Equivalents are actually advanced pursuant to this clause (ii) other than to pay Taxes due in connection with such purchase unless such cash or Cash Equivalents are promptly repaid or contributed to the Company in cash as common equity, and (iii) for other purposes, provided that, in the case of any such Investment made in reliance on this clause (iii), such Investment shall not cause the aggregate amount of Investments outstanding in reliance on this clause (iii), measured at the time such Investment is made, to exceed the greater of (x) $3,750,000 and (y) 6.25% of Consolidated Adjusted EBITDA for the most recently ended Four Quarter Period;

(g)            Investments (including debt obligations and equity interests) (a) received in settlement, compromise or resolution of debts created in the ordinary course of business or consistent with past practice, (b) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Company or any such Restricted Subsidiary, (c) as a result of foreclosure, perfection or enforcement of any Lien, (d) in satisfaction of judgments or (e) pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or litigation, arbitration or other disputes or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h)            Investments made as a result of the receipt of promissory notes or other non-cash consideration (including earn-outs) from a sale or other disposition of property or assets;

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(i)            Investments existing or pursuant to binding commitments, agreements or arrangements in effect on the Issue Date and any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of any such Investment may not be increased except (i) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including in respect of any unused commitment), plus any accrued but unpaid interest (including any accretion of interest, original issue discount or the issuance of pay-in-kind securities) and premium payable by the terms of such Indebtedness thereon and fees and expenses associated therewith as of the Issue Date or (ii) as otherwise permitted under the Indenture;

(j)            permitted Hedging Obligations;

(k)            pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(l)            any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of any Restricted Subsidiary as consideration;

(m)            Investments consisting of purchases or other acquisitions of inventory, supplies, materials, equipment and similar assets or leases and subleases of equipment and similar assets in the ordinary course of business and any other Investments made in connection therewith;

(n)            Guarantees of Indebtedness permitted under Section 4.09, guarantees, keepwells and similar arrangements in the ordinary course of business or consistent with past practice;

(o)            Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by the Indenture;

(p)            Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged or amalgamated into or consolidated with the Company or merged or amalgamated into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(q)            any Investment in any Subsidiary in the ordinary course of business or consistent with past practice in connection with any cash management arrangements, cash pooling arrangements, intercompany loans and activities related thereto;

(r)            repurchases of Notes;

(s)            guaranty and indemnification obligations arising in connection with surety bonds issued in the ordinary course of business or consistent with past practice;

(t)            Investments (a) consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice, (b) made in the ordinary course of business or consistent with past practice in connection with obtaining, maintaining or renewing client, franchisee and customer contacts and loans or (c) advances, loans, extensions of credit (including the creation of receivables) or prepayments made to, and guarantees with respect to obligations of, franchisees, distributors, suppliers, lessors, licensors and licensees in the ordinary course of business or consistent with past practice;

(u)            Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice;

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(v)            Investments consisting of UCC Article 3 endorsements for collection or deposit and Article 4 trade arrangements with customers (or any comparable or similar provisions in other applicable jurisdictions) in the ordinary course of business or consistent with past practices;

(w)            additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or have not been subsequently sold or transferred for cash or marketable securities), not to exceed the greater of (i) $10,000,000 and (ii) 16.7% of Consolidated Adjusted EBITDA for the most recently ended Four Quarter Period (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus the amount of any Returns in respect of such Investments with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value; provided, however, that if any Investment pursuant to this clause is made in any Person that is not the Company or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Company or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) or (b) above and shall cease to have been made pursuant to this clause;

(x)            Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsdiary pursuant to the definition of “Unrestricted Subsidiary”; and

(y)            any other Acquisition or other Investment, provided that (i) no Event of Default under Section 6.01(a), (b), (h) or (j) shall have occurred and be continuing or would result therefrom and (ii) immediately after giving effect to the making thereof on a Pro Forma Basis (including any related incurrence of Indebtedness), the Total Net Leverage Ratio, determined as of the last day of the then most recently ended Four Quarter Period, shall not exceed 3.00:1.00.

“Permitted Ratio Indebtedness” means Indebtedness permitted under Section 4.09(b)(ix).

“Permitted Refinancing” and “Permitted Refinancing Indebtedness” means, in respect of any Indebtedness (or unutilized commitment in respect of Indebtedness) existing on the Issue Date or incurred (or established) in compliance with the Indenture (including Permitted Refinancing Indebtedness) (the “Original Indebtedness”), any Indebtedness that is incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) such Original Indebtedness provided that:

(a)            the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing;

(b)            such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

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(c)            if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is Subordinated Indebtedness, such Permitted Refinancing Indebtedness is subordinated in right of payment on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged (provided that payments necessary to avoid such Subordinated Indebtedness being classified as applicable high yield discount obligation for purposes of Code Section 163(i) shall be required even if the Indebtedness being so refinanced did not expressly provide for such payments);

(d)            if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is unsecured Indebtedness, such Permitted Refinancing Indebtedness is unsecured Indebtedness;

(e)            such Permitted Refinancing Indebtedness is not incurred by a Person other than the Company and any of the Guarantors to renew refund, refinance, replace, defease or discharge any Indebtedness of the Company or a Guarantor; and

(f)            is not secured by a Lien on any assets other than the assets securing the Indebtedness being Refinanced plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof (including after-acquired property that is (A) affixed or incorporated into the property or assets covered by such Lien, (B) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (C) the proceeds and products thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations relating to any Indebtedness or other obligations to which such Liens relate, unless otherwise permitted by Section 4.10;

provided, that clause (b) above will not apply to any refinancing of any Indebtedness secured by a Lien permitted by this Indenture.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples in excess thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Physical Settlement Method” means, with respect to any conversion of Notes, the Physical Settlement.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Pro Forma Basis,” “pro forma effect” and “pro forma adjustments” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio in accordance with Section 1.03.

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“Pro Forma Event” means (a) any Acquisition by the Company or a Restricted Subsidiary, whether by merger, consolidation or otherwise, or any other Investment that results in a Person becoming a Subsidiary, (b) any Disposition of a business unit, division, product line or line of business of the Company or a Restricted Subsidiary and any other Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary, (c) the cessation of the operations of a business unit, division, product line or line of business of the Company or a Restricted Subsidiary, (d) any restructuring, operational change or implementation of any similar initiative (including any cost saving or strategic initiative and the modification and renegotiation of contracts and other arrangements) by the Company or a Restricted Subsidiary, and (e) any incurrence or issuance or repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness or any Restricted Payment where the consummation thereof, or the determination of whether such transaction is permitted to be consummated under this Indenture, requires that a test be calculated on a Pro Forma Basis or after giving Pro Forma Effect to such transaction.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Company, by statute, by contract or otherwise).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Refunding Capital Stock” shall have the meaning specified in Section 4.08(b)(xi).

“Registrable Securities” shall have the meaning set forth in the Convertible Note Subscription Agreement.

“refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning.

“Regular Record Date,” with respect to any Interest Payment Date, means the March 1, June 1, September 1 or December 1 (whether or not such day is a Business Day) immediately preceding the applicable March 15, June 15, September 15 or December 15 Interest Payment Date, respectively.

“Reset Date” means the 11th Trading Day after each of (i) the date of the public release of the Company’s quarterly earnings announcement for the fiscal quarter ending March 31, 2022, (ii) the date of the public release of the Company’s quarterly earnings announcement for the fiscal quarter ending June 30, 2022, (iii) the first anniversary of the date of this Indenture and (iv) the closing date of any Conversion Reset Offering.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

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“Restricted Cash” means cash and Cash Equivalents held by the Company and its Restricted Subsidiaries that would appear as “restricted” on a consolidated balance sheet of the Company or any of its Subsidiaries.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Restrictive Legend” shall have the meaning specified in Section 2.05(c).

“Returns” means (a) with respect to any Investment in the form of a loan or advance, the repayment to the investor in cash and/or Cash Equivalents of principal thereof and (b) with respect to any acquisition or other Investment, any return of capital (including dividends, distributions and similar payments and profits on sale to a Person other than the Company or a Subsidiary) received by the investor in cash and/or Cash Equivalents in respect of such acquisition or other Investment.

“Rule 144” means Rule 144 as promulgated under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“S&P” means Standard & Poor’s Financial Services, a division of McGraw-Hill Financial, Inc., or any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or any Restricted Subsidiary whereby the Company or such Restricted Subsidiary Disposes of such property to any Person and the Company or any Restricted Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property Disposed of, from such Person or its Affiliates.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Secured Net Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Secured Net Debt as of such date to (b) Consolidated Adjusted EBITDA for the Four Quarter Period most recently ended on or prior to such date.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(a)(i).

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“Share Exchange Event” has the meaning specified in Section 14.07(a).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02(w) of Regulation S-X under the Exchange Act as in effect on the date of this Indenture; provided that, in the case of a Subsidiary of the Company that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary.

“Similar Business” means (a) any businesses, services or activities engaged in by the Company or any of its Subsidiaries on the Issue Date, (b) any businesses, services and activities engaged in by the Company or any of its Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof and (c) a Person conducting a business, service or activity specified in clauses (a) and (b), and any subsidiary thereof.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Sponsor” means Brightstar GP Investors, LLC and its Affiliates.

“Stock Price” shall have the meaning specified in Section 14.03(b).

“Subordinated Indebtedness” means, with respect to the Notes,

(a)            any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes, and

(b)            any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Successor Company” shall have the meaning specified in Section 11.01(a)(i).

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Tax” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Tax Receivable Agreement” means that certain Tax Receivable Agreement, by and among the Blocker Owners (as defined in the BCA), the Company Unitholders (as defined in the BCA) and the Company, dated as of the Closing Date.

“Term Loan Credit Agreement” means that certain Term Credit And Guaranty Agreement dated as of July 18, 2018, among BCP QualTek Buyer, LLC, a Delaware limited liability company, BCP QualTek Merger Sub, LLC, a Delaware limited liability company, to be merged with and into QualTek USA, LLC, a Delaware limited liability company, certain subsidiaries of the borrower party hereto, as guarantors, the lenders party thereto and Fifth Third Bank, as administrative agent and collateral agent.

“Total Net Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Total Net Debt as of such date to (b) Consolidated Adjusted EBITDA for the Four Quarter Period most recently ended on or prior to such date.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Stock Market LLC or, if the Common Stock (or such other security) is not then listed on The Nasdaq Stock Market LLC, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The Nasdaq Stock Market LLC or, if the Common Stock is not then listed on The Nasdaq Stock Market LLC, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Transactions” means the Mergers (as defined in the BCA), any transactions directly or indirectly related to the consummation of the Mergers pursuant to the BCA, the issuance of the Notes, consummation of the transactions contemplated by the Transaction Agreements, the consummation of any other transaction in connection with the foregoing and the payment of expenses related to the foregoing.

“Transaction Agreements” shall mean this Indenture, the BCA, the Investor Rights Agreement, the Sponsor Agreement, the Voting and Support Agreement, the Amended and Restated Note Subscription Agreements, the FPAs, the Amended and Restated Charter of Roth CH Acquisition III Co., the Amended and Restated Bylaws of Roth CH Acquisition III Co. and the Confidentiality Agreement (all as defined in the BCA) and all the other written agreements, documents, instruments and certificates entered into in connection herewith or therewith or required to be delivered hereunder or thereunder and any and all exhibits and schedules hereto or thereto.

“transfer” shall have the meaning specified in Section 2.05(d).

“Treasury Capital Stock” shall have the meaning specified in Section 4.08(b)(xi).

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“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including, without limitation, deposit accounts, overdraft, overnight draft, credit cards, debit cards, p-cards (including purchasing cards, employee credit card programs and commercial cards), funds transfer, automated clearinghouse, direct debit, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services, netting services, cash pooling arrangements, credit and debit card acceptance or merchant services and other treasury or cash management services.

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Unrestricted Cash” means cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of a Person and its Subsidiaries.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Company that is designated as an Unrestricted Subsidiary in the manner provided below and not subsequently redesignated as a “Restricted Subsidiary” in the manner provided below and (b) each Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary to be an “Unrestricted Subsidiary” by delivering to the Trustee an Officer’s Certificate of the Company specifying such designation and certifying that such designated Subsidiary satisfies the requirements set forth in this definition; provided that (i) no Subsidiary may be designated as an Unrestricted Subsidiary unless (a) no Event of Default has occurred and is continuing or would result therefrom, (b) such Subsidiary does not own any Capital Stock in any of the Restricted Subsidiaries, (c) such Subsidiary does not own (or hold or control by lease, exclusive license or otherwise) any asset (including any Intellectual Property) that is material to the operation in the ordinary course of business of the Company and the Restricted Subsidiaries, taken as a whole, (d) each Subsidiary of such Subsidiary has been designated as (and, for so long as it is a Subsidiary of the Company, continues as) an “Unrestricted Subsidiary” in accordance with this definition, (e) the Investments in such Unrestricted Subsidiary by the Company and the Restricted Subsidiaries (including, after giving effect to the next sentence, those resulting from such designation) are permitted under Section 4.08, and (f) such Subsidiary has not previously been designated as an Unrestricted Subsidiary and (ii) no Restricted Subsidiary that owns any Material Intellectual Property or Master Services Agreements may be designated as an Unrestricted Subsidiary. Upon the designation of any Subsidiary as an Unrestricted Subsidiary, the Company and the Restricted Subsidiaries shall be deemed to have made an Investment in such Unrestricted Subsidiary in an amount equal at the time of such designation to the fair value of such Subsidiary (as determined reasonably and in good faith by an Officer of the Company). The Company shall cause each Unrestricted Subsidiary to satisfy at all times the requirements set forth in subclauses (i)(b) and (i)(c) above.

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The Company may designate any Unrestricted Subsidiary as a “Restricted Subsidiary” by delivering to the Trustee an Officer’s Certificate of the Company specifying such redesignation and certifying that such redesignation satisfies the requirements set forth in this paragraph; provided that (a) no Event of Default has occurred and is continuing or would result therefrom and (b) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence, at the time of such redesignation, of any Indebtedness and Liens of such Subsidiary existing at such time.

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)            the sum of the products obtained by multiplying (i) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b)            the then-outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means, with respect to any Person, any direct or indirect Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%,” the calculation of which shall exclude nominal amounts of the voting power of shares of Capital Stock or other interests in the relevant Subsidiary not held by such person to the extent required to satisfy local minority interest requirements outside of the United States.

Section 1.02      References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03      Accounting Terms; Pro Forma Calculations; Limited Condition Transactions.

(a)            Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in conformity with GAAP as in effect from time to time; provided that (a) if the Company, by notice to the Trustee, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (b) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (i) without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Company or any Restricted Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (iii) without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of FASB ASU No. 2016-02, Leases (Topic 842) to the extent such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015. Where reference is made to “the Company and the Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Company other than the Restricted Subsidiaries.

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(b)           Notwithstanding anything to the contrary contained herein, for purposes of determining compliance with any test or covenant contained in this Indenture, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, Consolidated Adjusted EBITDA and any other financial ratio or test shall be calculated giving pro forma effect to each Pro Forma Event occurring during the applicable Four Quarter Period to which such calculation relates or after the end of such Four Quarter Period but not later than the date of such calculation (notwithstanding that such ratio or test may be said to be determined as of the end of a Four Quarter Period).

(c)           In connection with any action being taken solely in connection with a Limited Condition Transaction (including any contemplated incurrence or assumption of Indebtedness in connection therewith), for the purposes of testing availability under baskets set forth in this Indenture (including baskets determined by reference to Consolidated Adjusted EBITDA and baskets subject to Default or Event of Default conditions), at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder (or any such representation, warranty, requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction (and the other transactions to be entered into in connection therewith), the Company or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related representations, warranties, requirements and conditions), such ratio, test or basket (and any related representations, warranties, requirements and conditions) shall be deemed to have been complied with (or satisfied). For the avoidance of doubt, if the Company has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Adjusted EBITDA of the Company or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations; provided that if such ratios improved as a result of such fluctuations, the Company may utilize such improved ratios. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, the consummation of any Acquisition or Investment, mergers, any Disposition, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of a Subsidiary as an Unrestricted Subsidiary or as a Restricted Subsidiary (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated (so long as the consummation thereof occurs within 180 days following the execution of definitive documentation for such Limited Condition Transaction) or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Indenture, any such ratio, test or basket shall be required to be satisfied assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated.

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Article 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01           Designation and Amount. The Notes shall be designated as the “Senior Unsecured Convertible Notes due 2027.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $124,685,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02           Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

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Section 2.03           Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. The Company shall pay cash amounts in money of the United States of that at the time of payment is legal tender for payment of public and private debts.

(b)           The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable upon presentment of the Physical Note at the office or agency of the Company maintained by the Company for such purposes in the contiguous United States, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay, or cause the Paying Agent to pay, interest (i) on any Physical Notes, either by check mailed to each Holder at their address as it appears in the Note Register or, upon written application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, if such Holder has provided the Trustee or the Paying Agent (if other than the Trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)           Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)           The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c). The Trustee shall have no responsibility for the calculation of the Defaulted Amounts.

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(ii)           The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04           Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, facsimile or other electronic signature of one of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05           Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a)           The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such legends as may be required by this Indenture.

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Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee or Note Registrar and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed on a Holder by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)           So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(d), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(c)           Every Note that bears or is required under this Section 2.05(c) to bear the Restrictive Legend (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below) or Section 2.05(d) (including the legend set forth therein), as applicable, unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

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Each Global Note shall bear a legend in substantially the following form (the “Restrictive Legend”) (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE (NOTWITHSTANDING THE FOREGOING, THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES). BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF QUALTEK SERVICES INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) TO THE EXTENT RULE 144 IS AVAILABLE ON SUCH DATE, ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)           TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)           PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER;

(C)           PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT; OR

(D)           PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restrictive Legend required by this Section 2.05(c) and shall not be assigned (or deemed assigned) a restricted CUSIP number. The Restrictive Legend set forth above and affixed on any Note will be deemed, in accordance with the terms of the certificate representing such Note, to be removed therefrom upon the Company’s delivery to the Trustee of written notice to such effect, without further action by the Company, the Trustee, the Holder(s) thereof or any other Person; at such time, such Note will be deemed to be assigned an unrestricted CUSIP number as provided in the certificate representing such Note; provided, however, if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary, then the Company will effect such exchange or procedures as soon as reasonably practicable. Without limiting the generality of any other provision of this Indenture, the Trustee will be entitled to receive an instruction letter from the Company before taking any action with respect to effecting any such mandatory exchange or other process. The Company and the Trustee reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that any proposed transfer of any Note is being made in compliance with the Securities Act and applicable state securities laws.

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The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the first sentence of the immediately preceding paragraph have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restrictive Legend specified in this Section 2.05(c) and shall not be assigned (or deemed assigned) a restricted CUSIP number (such new unrestricted Global Note, an “Unrestricted Global Note”).

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within ninety (90) days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within ninety (90) days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

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None of the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. None of the Company, the Guarantors and the Trustee shall have any responsibility or liability for any act or omission of the Depositary.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, the Paying Agent, the Conversion Agent or any other agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Neither the Company nor the Trustee shall have any responsibility or liability for any act or omission of the Depositary. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to, or upon the order of, the registered Holder(s) (which shall be the Depositary or its nominee in the case of a Global Note).

The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(d)           Any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

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THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE (NOTWITHSTANDING THE FOREGOING, THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES). BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF QUALTEK SERVICES INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) TO THE EXTENT RULE 144 IS AVAILABLE ON SUCH DATE, ONE YEAR AFTER THE ISSUE DATE OF THE NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)           TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)           PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER;

(C)           PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT; OR

(D)           PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY, THE TRUSTEE AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

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(e)           Upon the Issuer’s satisfaction that the Restrictive Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note bearing the Restricted Legend (a “Restricted Note”) may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time determined by the Issuer on or after the date that is the 366th calendar day after the Issue Date, if such day is not a business day, on the next succeeding business day (such date determined by the Issuer, the “Automatic Exchange Date”). Upon the Issuer’s satisfaction that the Restricted Legend shall no longer be required in order to maintain compliance with the Securities Act, the Issuer may, but shall not be obligated to, pursuant to the Applicable Procedures (i) provide written notice to DTC at least fifteen (15) calendar days prior to the Automatic Exchange Date, instructing DTC to exchange all of the outstanding beneficial interests in a particular Global Note to the Unrestricted Global Note, which the Issuer shall have previously otherwise made eligible for exchange with the DTC, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least fifteen (15) calendar days prior to the Automatic Exchange Date (the “Automatic Exchange Notice Date”), which notice must include (x) the Automatic Exchange Date, the CUSIP number of the Global Note from which such Holder’s beneficial interests will be transferred and (z) the CUSIP number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (iii) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuer, in an aggregate principal amount equal to the aggregate principal amount of Global Notes to be exchanged. Upon receipt by the Trustee of an Officer’s Certificate of the Issuer setting forth the information to be stated in such Automatic Exchange Notice, which Officer’s Certificate must be received by the Trustee, on no less than five (5) calendar days prior to the Automatic Exchange Notice Date, the Trustee shall deliver, in the Issuer’s name and at the Issuer’s expense, the Automatic Exchange Notice to each Holder at such Holder’s address appearing in the register of Holders. Notwithstanding anything to the contrary in this Section 2.05(e), during the fifteen (15) day period prior to the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.05(e) shall be permitted without the prior written consent of the Issuer. As a condition to any Automatic Exchange, the Issuer shall provide, and the Trustee shall be entitled to rely upon, an Officer’s Certificate and Opinion of Counsel in form reasonably acceptable to the Trustee, each to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Global Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for the Depositary to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.05(e), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Notes from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.

(f)           Any Note or Common Stock issued upon conversion or exchange of a Note that is repurchased or owned by the Company or any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by the Company or such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144).

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(g)           Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of, or exemptions from, the Securities Act, applicable state securities laws or other applicable law.

Section 2.06           Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a Company Order, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07           Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes upon the written request of the Company. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

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Section 2.08           Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment at maturity, repurchase upon a Fundamental Change, registration of transfer or exchange or conversion (other than any Notes exchanged pursuant to Section 14.12), if surrendered to any Person that the Company controls other than the Trustee, to be surrendered to the Trustee for cancellation and they will no longer be considered outstanding under this Indenture upon their payment at maturity, registration of transfer or exchange or conversion. All Notes delivered to the Trustee shall be canceled promptly by it. Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation. The Trustee shall dispose of canceled Notes in accordance with its customary procedures. After such cancellation, the Trustee shall deliver a certificate of such cancellation to the Company, at the Company’s written request in a Company Order. The Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.09           CUSIP and ISIN Numbers. The Company in issuing the Notes may use CUSIP and ISIN numbers (if then generally in use), and, if so, the Trustee shall use CUSIP and ISIN numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee shall have no liability for any defect in the CUSIP and ISIN numbers as they appear on any Note, notice or elsewhere and that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

Section 2.10           Additional Notes; Repurchases. The Company may, at any time and from time to time without the consent of the Holders, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional Notes and, if applicable, restrictions on transfer of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities laws purposes or would cause the Notes initially issued hereunder to be subject to an extended time period for restrictions on transfer, such additional Notes shall have one or more separate CUSIP, ISIN or other identifying numbers. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Sections 10.05 and 17.05, as the Trustee shall reasonably request. In addition, the Company may, without the consent of Holders, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements or otherwise, including by cash-settled swaps or other derivatives. The Company may, at its option, reissue, resell, hold or surrender to the Trustee for cancellation in accordance with Section 2.08 any Notes that the Company may repurchase, in the case of a reissuance or resale; provided that if any such reissued or resold Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such reissued or resold Notes shall have one or more separate CUSIP numbers. Any Notes that the Company may repurchase shall be considered outstanding for all purposes under this Indenture (other than, at any time when such Notes are held by the Company or any of its Subsidiaries or its Affiliates, for the purpose of determining whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture) unless and until such time the Company surrenders them to the Trustee for cancellation in accordance with Section 2.08 and, upon receipt of a written order from the Company, the Trustee shall cancel all Notes so surrendered.

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Article 3
SATISFACTION AND DISCHARGE

Section 3.01           Satisfaction and Discharge. This Indenture and the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture and the Notes, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) after the Notes have (x) become due and payable, whether on the Maturity Date, on any Fundamental Change Repurchase Date or otherwise and/or (y) been converted (and the related consideration due upon conversion has been determined), the Company or any Guarantor has deposited with the Trustee cash and/or has delivered to Holders shares of Common Stock, as applicable, (in the case of Common Stock, solely to satisfy the Company’s Conversion Obligation) sufficient, without consideration of reinvestment, to pay all of the outstanding Notes and all other sums due and payable under this Indenture or the Notes by the Company and the Guarantors; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and the Notes have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantors to the Trustee under Section 7.06 shall survive.

Article 4
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01           Payment of Principal and Interest. The Company covenants and agrees that it will pay or cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable) and premium, if any, of the Settlement Amounts owed upon conversion of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Notwithstanding anything to the contrary contained in this Indenture, the Company or Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or Interest or Defaulted Amounts payments hereunder.

Section 4.02           Maintenance of Office or Agency. The Company will maintain in the contiguous United States an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office.

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The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as a place where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (if applicable) or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made; provided that no office of the Trustee shall be a place for service of legal process on the Company.

Section 4.03           Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04           Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)           that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders;

(ii)           that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) and premium, if any of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)           that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust;

provided, that a Paying Agent appointed as contemplated under Section 15.02(f) shall not be required to deliver any such instrument.

The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) or such accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be made in immediately available funds and received by the Paying Agent by 11:00 a.m., New York City time, on such date.

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(b)           If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest, if any, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)           Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)           Subject to applicable law, any money deposited with the Trustee, the Conversion Agent or any Paying Agent, or any money and shares of Common Stock then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust and the Trustee shall have no further liability with respect to such funds; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for payment thereof, and all liability of the Trustee, the Conversion Agent or such Paying Agent with respect to such trust money, and all liability of the Company as trustee with respect to such trust money and shares of Common Stock, shall thereupon cease.

Section 4.05           Existence. Except as otherwise permitted hereunder, the Company will, and the Company will cause each of its Guarantors to, at all times preserve and maintain in full force and effect its legal existence under the laws of the jurisdiction of its organization and take all reasonable action to maintain all rights, franchises, licenses and permits necessary in the normal conduct of its business except to the extent (i) other than with respect to the preservation of the existence of the Company, that the failure to do so could not reasonably be expected to result in a material adverse effect on the business of the Company and the Guarantors (taken as a whole) or (ii) pursuant to any merger, consolidation, liquidation, dissolution, Disposition or other transaction permitted by Article 11; provided that neither the Company nor any of the Guarantors shall be required to preserve any such existence (other than with respect to the preservation of existence of the Company), right, franchise, license or permit if an Officer of such Person or such Person’s Board of Directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person or that the loss thereof is not disadvantageous in any material respect to the Company and the Guarantors (taken as a whole).

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Section 4.06         Annual Reports. (a) [Reserved.]

(b)         The Company shall deliver to the Trustee, within fifteen (15) days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period, including those provided by Rule 12b-25 under the Exchange Act (or any successor thereto)). Notwithstanding the foregoing, the Company shall in no event be required to deliver to, or otherwise provide or disclose to, the Trustee or any Holder any information for which the Company is requesting (assuming such request has not been denied), or has received, confidential treatment from the Commission, or any correspondence with the Commission. Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be delivered to the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or such successor); provided that the Trustee shall have no obligation to determine whether such documents or reports have been filed via the EDGAR system.

(c)         Delivery of the reports, information and documents described in subsection (b) above to the Trustee is for informational purposes only, and the information and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and/or the Guarantors’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

Section 4.07         Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2022) an Officer’s Certificate stating whether the signers thereof have knowledge of any failure by the Company or its Restricted Subsidiaries to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee within thirty (30) days after an Officer of the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company is not required to deliver such notice if such Default has been cured.

Section 4.08         Limitation on Certain Restricted Payments.

(a)         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)           declare or pay any dividend or make any payment or distribution (x) on account of the Company’s or any of its Restricted Subsidiaries’ Capital Stock (including any payment made in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or (y) to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Capital Stock in their capacity as holders, other than (A) dividends, payments or distributions by the Company payable solely in Capital Stock (other than Disqualified Stock) of the Company or (B) dividends, payments or distributions by a Restricted Subsidiary to the Company or another Restricted Subsidiary (and in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Capital Stock in such class or series of securities);

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(ii)         purchase, redeem, defease or otherwise acquire or retire for value (including any payment made in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) any Capital Stock of the Company held by Persons other than the Company or any Restricted Subsidiary;

(iii)         purchase, repay, prepay, repurchase, redeem, defease, acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness, other than (A) Indebtedness permitted under clause (ii) of Section 4.09(b) or (B) the purchase, repurchase or other acquisition of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(iv)         make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment, the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Issue Date (and not returned or rescinded) (including Permitted Payments made pursuant to clause (b)(i) (without duplication) below, but excluding all other Permitted Payments) would exceed the Available Basket Amount (as defined in the Term Loan Credit Agreement, as in effect on the Issue Date).

(b)         Notwithstanding anything to the contrary contain herein, so long as no Default shall have occurred and be continuing or would occur as a consequence thereof, the provisions of this Section 4.08 will not prohibit any of the following (collectively, “Permitted Payments”):

(i)           the payment of any dividend or distribution or consummation of any redemption within sixty (60) days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with any provision of this Section 4.08; provided that the making of such payment will reduce capacity for Restricted Payments pursuant such provisions when so made;

(ii)          a Restricted Payment to pay for the prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of Capital Stock of the Company held by any future, present or former employee, director, officer, member of management, operating partner, manager, contractor, service provider, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Restricted Subsidiaries pursuant to any management equity plan, stock option plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness issued by the Company in connection with such prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition), including any Capital Stock rolled over, accelerated or paid out by or to any employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Restricted Subsidiaries in connection with any transaction; provided, however, that the aggregate Restricted Payments made under this clause do not exceed $5,500,000 in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

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(A)        the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company to any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Restricted Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the making of Restricted Payments pursuant to this Section 4.08; plus

(B)         the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary of the Company after the Issue Date; and in addition, cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Restricted Subsidiaries (or any permitted transferees thereof) of the Company or any Restricted Subsidiary of the Company in connection with a repurchase of Capital Stock of the Company or any Restricted Subsidiary of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 4.08 or any other provisions of this Indenture;

(iii)         cashless repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represent a portion of the exercise, conversion or exchange price thereof;

(iv)        each Restricted Subsidiary of the Company may make Restricted Payments to the Company or any Guarantor or to another Restricted Subsidiary of the Company which is the immediate parent of the Restricted Subsidiary making such Restricted Payment;

(v)         payments made or expected to be made by the Company or any Subsidiary in respect of withholding or similar taxes payable in connection with the exercise or vesting of Capital Stock or any other equity award by any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any Subsidiary and purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, equity-based awards or other rights in respect thereof if such Capital Stock represents payments in respect of withholding or similar taxes payable upon exercise or vesting thereof;

(vi)         the making of cash payments in connection with any conversion or redemption of the Notes, in each case, pursuant to the terms of this Indenture;

(vii)        any non-Wholly Owned Subsidiary of the Company may make Restricted Payments (which may be in cash) to its shareholders, members or partners generally, so long as the Company or the Restricted Subsidiary which owns the Capital Stock in the Restricted Subsidiary making such Restricted Payment receives at least its proportionate share thereof (based upon its relative holding of the Capital Stock in the Restricted Subsidiary making such Restricted Payment and taking into account the relative preferences, if any, of the various classes of Capital Stock of such Restricted Subsidiary);

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(viii)      the payment of cash in lieu of the issuance of fractional shares of Capital Stock in connection with any dividend or split of, or upon exercise or conversion of warrants, options or other securities exercisable or convertible into, Capital Stock of the Company or in connection with the issuance of any dividend otherwise permitted to be made under this Section 4.08;

(ix)         any payments made pursuant to the Tax Receivable Agreement;

(x)          any Restricted Payment made in connection with the Transactions, including any Restricted Payment made in connection with the FPAs;

(xi)         (a) any prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of Capital Stock, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”) or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (in each case, other than Disqualified Stock or Designated Preferred Stock) (“Refunding Capital Stock”), and (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Restricted Subsidiaries) of Refunding Capital Stock;

(xii)        any prepayment, purchase, repurchase, exchange, redemption, defeasance, discharge, retirement or other acquisition of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be incurred pursuant to Section 4.09;

(xiii)       payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of dissenters’ or appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a merger, amalgamation, consolidation or transfer of assets not prohibited by this Indenture;

(xiv)       the payment by QualTek Holdco, LLC or any of its Subsidiaries of any dividend or distribution described in Section 6.2 of the Amended and Restated Limited Liability Company Agreement of QualTek Holdco, LLC (and any successor thereto) (in each case as determined without reference to any restrictions applicable to tax distributions contained in any then applicable bank financing agreements), as in effect on the Issue Date; and

(xv)        any Restricted Payment provided that (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) immediately after giving effect to the making thereof on a Pro Forma Basis (including any related incurrence of Indebtedness), the Total Net Leverage Ratio, determined as of the last day of the then most recently ended Four Quarter Period (or in the case of any Restricted Payment of the type described in clause (a) of the definition thereof, the Four Quarter Period most recently ended prior to the time of the declaration thereof), shall not exceed 2.50:1.00.

For purposes of determining compliance with this Section 4.08, if any Restricted Payment (or portion thereof) would be permitted pursuant to one or more provisions described above, the Company may divide such Restricted Payment in any manner that complies with this covenant.

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Section 4.09         Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries, in each case, to, directly or indirectly, create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Indebtedness), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock.

(b)           Notwithstanding anything to the contrary therein, Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following Disqualified Stock or Preferred Stock (collectively, “Permitted Indebtedness”):

(i)           (A) the incurrence of Indebtedness pursuant to Credit Facilities by the Company or any Restricted Subsidiary; provided that, immediately after giving effect to any such incurrence and the use of proceeds thereof, on a Pro Forma Basis, the aggregate principal amount of all Indebtedness incurred under this Section 4.09(b)(i) (including any Permitted Refinancing Indebtedness in respect thereof) does not exceed the sum of $483,500,000 plus (A) if such Indebtedness is secured by Liens, an amount equal to the maximum principal amount of Indebtedness that could be incurred such that after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, on a Pro Forma Basis, the Secured Net Leverage Ratio of the Company for the most recently ended Four Quarter Period as of such date would not exceed 4.75:1.00 or (B) if such Indebtedness is unsecured, an amount equal to the maximum principal amount of Indebtedness that could be incurred such that after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, on a Pro Forma Basis, the Total Net Leverage Ratio for the most recently ended Four Quarter Period as of such date would not exceed 5.25:1.00; provided that the aggregate principal amount of Indebtedness then outstanding under this clause (i) incurred by Restricted Subsidiaries that are not Guarantors, together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause (xv) below, shall not exceed the greater of (x) $15,000,000 and (y) 25.0% of Consolidated Adjusted EBITDA for the most recently ended Four Quarter Period, and (B) any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clause (A) above or under this clause (B);

(ii)          Indebtedness of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary; provided that (i) such Indebtedness shall not have been transferred to any Person other than the Company or any Restricted Subsidiary, (ii) such Indebtedness owing by the Company or any Guarantor to a Restricted Subsidiary that is not a Guarantor shall be unsecured and subordinated in right of payment to the payment in full of the Notes and (iii) such Indebtedness owing by any Restricted Subsidiary that is not a Guarantor to any Guarantor or the Company is permitted as an Investment under Section 4.08;

(iii)         Guarantees incurred in compliance with clause (n) of the definition of “Permitted Investments”;

(iv)         (A) Indebtedness existing on the Issue Date, or incurred pursuant to Credit Facilities existing on the Issue Date (in an aggregate amount not greater than the aggregate amount outstanding or available for borrowing under such Credit Facilities on the Issue Date), (B) the Notes and the Guarantees, and (C) any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clauses (A) or (B) above or under this clause (C);

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(v)         (A) Indebtedness of the Company or any Restricted Subsidiary (a) incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets of the Company or any Restricted Subsidiary, including Capitalized Lease Obligations, provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, or (b) assumed in connection with the acquisition of any fixed or capital assets of the Company or any Restricted Subsidiary, provided, in the case of this clause (A), that at the time of incurrence or assumption of such Indebtedness and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (A), together with the aggregate principal amount of Permitted Refinancing Indebtedness then outstanding under clause (B) below, shall not exceed the greater of (x) $20,000,000 and (y) 33.4% of Consolidated Adjusted EBITDA for the most recently ended Four Quarter Period; and (B) any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clause (A) above or under this clause (B);

(vi)        (A) Indebtedness, Disqualified Stock or Preferred Stock of any Person that becomes (other than as a result of a redesignation of an Unrestricted Subsidiary) a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Issue Date, or Indebtedness of any Person that is assumed after the Issue Date by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in an Acquisition or other Investment permitted hereunder, provided that (a) such Indebtedness, Disqualified Stock or Preferred exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired, and (b) immediately after giving effect to the Company or any Restricted Subsidiary becoming liable with respect to such Indebtedness, Disqualified Stock or Preferred Stock (whether as a result of such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assumption), and after giving pro forma effect thereto, (x) if such Indebtedness is secured by Liens, the Secured Net Leverage Ratio of the Company for the most recently ended Four Quarter Period as of such date would not exceed the greater of 4.75:1.00 and the Secured Net Leverage Ratio of the Company in effect immediately prior to the assumption or incurrence of such Indebtedness or (y) if such Indebtedness is unsecured, the Total Net Leverage Ratio for the most recently ended Four Quarter Period as of such date would not exceed the greater of 5.25:1.00 and the Total Net Leverage Ratio of the Company in effect immediately prior to the assumption or incurrence of such Indebtedness, and (B) any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clause (A) above or under this clause (B);

(vii)        Indebtedness of the Company or any Restricted Subsidiary arising from any agreement in the form of purchase price adjustments, earn-outs, non-competition agreements, indemnification obligations or other arrangements representing Acquisition Consideration or deferred payments of a similar nature incurred in connection with any Acquisition or other Investment permitted by Section 4.08 or any Disposition permitted by Section 11.01, and Indebtedness arising from guarantees, letters of credit, bank guarantees, surety bonds, performance bonds or similar instruments securing the performance of the Company or any such Restricted Subsidiary pursuant to any such agreement; provided that, with respect to any Indebtedness existing or incurred pursuant to this clause (vii) with respect to unpaid earn-outs, the amount of any unpaid earn-out shall not exceed 35% of the Acquisition Consideration of the Acquisition or Investment to which such unpaid earn-out relates;

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(viii)      (A) Indebtedness of Restricted Subsidiaries that are not Guarantors, provided that at the time of incurrence of such Indebtedness and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (A), together with the aggregate principal amount of Permitted Refinancing Indebtedness then outstanding under clause (B) below, shall not exceed the greater of (x) $15,000,000 and (y) 25.0% of Consolidated Adjusted EBITDA for the most recently ended Four Quarter Period; and (B) any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clause (A) above or under this clause (B);

(ix)         (A) Indebtedness of the Company and the Restricted Subsidiaries, provided that at the time of incurrence of such Indebtedness and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (A), together with the aggregate principal amount of Permitted Refinancing Indebtedness then outstanding under clause (B) below, shall not exceed the greater of (x) $15,000,000 and (y) 25.0% of Consolidated Adjusted EBITDA for the most recently ended Four Quarter Period; and (B) any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clause (A) above or under this clause (B);

(x)          Indebtedness in respect of netting services, overdraft protections and otherwise arising from treasury, depository, credit card, debit cards and cash management services or in connection with any automated clearing-house transfers of funds, overdraft or any similar services, in each case in the ordinary course of business;

(xi)         Indebtedness incurred in respect of letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or similar instruments issued or created by the Company or any Restricted Subsidiary in the ordinary course of business and not in connection with the borrowing of money or any Hedging Obligations, including in respect of workers’ compensation claims, unemployment insurance (including premiums related thereto), vacation pay, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;

(xii)        Indebtedness in respect of, or in respect of letters of credit, bank guarantees, surety bonds, performance bonds or similar instruments relating to, tenders, statutory obligations, performance, bid, appeal, stay, customs, surety and return-of-money bonds, performance and completion guarantees and similar obligations of the Company or any Restricted Subsidiary incurred in the ordinary course of business (including relating to any litigation being contested in good faith and not constituting an Event of Default hereunder) and not in connection with the borrowing of money or any Hedging Obligations;

(xiii)       Indebtedness owed to current or former officers, directors or employees of the Company or any Restricted Subsidiary (or their respective estates, heirs, family members, spouses and former spouses, domestic partners and former domestic partners or beneficiaries under their respective estates) to finance the purchase or redemption of Capital Stock in the Company permitted by Section 4.08;

(xiv)       Indebtedness consisting of the financing of insurance premiums or take or pay obligations contained in supply arrangements that do not constitute Guarantees, in each case, incurred in the ordinary course of business;

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(xv)        (A) Indebtedness of the Company and/or any Restricted Subsidiary incurred in connection with an Acquisition or other Investment permitted hereunder, provided that, immediately after giving effect to the Company or any Restricted Subsidiary becoming liable with respect to such Indebtedness, Disqualified Stock or Preferred Stock (whether as a result of such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assumption), and after giving pro forma effect thereto, (x) if such Indebtedness is secured by Liens, the Secured Net Leverage Ratio of the Company for the most recently ended Four Quarter Period as of such date would not exceed the greater of 4.75:1.00 and the Secured Net Leverage Ratio of the Company in effect immediately prior to the assumption or incurrence of such Indebtedness or (y) if such Indebtedness is unsecured, the Total Net Leverage Ratio for the most recently ended Four Quarter Period as of such date would not exceed the greater of 5.25:1.00 and the Total Net Leverage Ratio of the Company in effect immediately prior to the assumption or incurrence of such Indebtedness; provided that the aggregate principal amount of Indebtedness then outstanding under this clause (xv) incurred by Restricted Subsidiaries that are not Guarantors, together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause ((i) above, shall not exceed the greater of (x) $15,000,000 and (y) 25.0% of Consolidated Adjusted EBITDA for the most recently ended Four Quarter Period, and (B) any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clause (A) above or under this clause (B);

(xvi)       (A) Capitalized Lease Obligations arising under any Sale/Leaseback Transaction permitted under Section 4.10(n); provided that at the time of consummation of such Sale/Leaseback Transaction and after giving pro forma effect thereto, the aggregate principal amount of Indebtedness then outstanding under this clause (A), together with the aggregate principal amount of Permitted Refinancing Indebtedness then outstanding under clause (B) below, shall not exceed the greater of (x) $5,000,000 and (y) 8.4% of Consolidated Adjusted EBITDA for the most recently ended Four Quarter Period; and (ii) any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clause (A) above or under this clause (B);

(xvii)      Indebtedness consisting of obligations of the Company or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions, Permitted Acquisitions or any other Investment expressly permitted hereunder;

(xviii)     to the extent constituting Indebtedness, all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in this Section 4.09;

(xix)       (A) Guarantees by the Company or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (B) Indebtedness incurred in the ordinary course of business in respect of obligations of the Company or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (C) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guarantees or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(xx)        Indebtedness of the Company or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;

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(xxi)       Indebtedness of the Company or any Restricted Subsidiary representing deferred compensation to current or former directors, officers, employees, members of management, managers and consultants of the Company (or any direct or indirect parent thereof) or any Restricted Subsidiary in the ordinary course of business;

(xxii)      unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Company or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default hereunder;

(xxiii)     to the extent constituting Indebtedness, obligations arising under agreements governing any Permitted Factoring Transactions; and

(xxiv)     the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Preferred Stock; provided, however, that: (x) any subsequent issuance or transfer of Capital Stock that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary; and (y) any sale or other transfer of any such Preferred Stock to a Person that is not the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (xxiv).

(c)            For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Indebtedness described in Section 4.09(b) above, the Company will be permitted to classify all or a portion of such item of Indebtedness or Disqualified Stock on the date of its incurrence in any manner that complies with this covenant; provided that any Indebtedness outstanding under the Credit Agreements on the Issue Date will be treated as incurred on the Issue Date under Section 4.09(b)(i). The accrual of interest, the accrual of dividends, the accretion or amortization of original issue discount, the amortization of debt discount and the payment of interest or dividends in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

(d)           The amount of any Indebtedness outstanding as of any date will be:

(i)           the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(ii)          the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(iii)         in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of: (x) the Fair Market Value of such assets at the date of determination; and (y) the amount of the Indebtedness of the other Person.

(e)           Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP, will not be deemed to be an incurrence of Indebtedness for purposes of this Indenture.

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For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10         Limitation on Liens.

Neither the Company nor any Restricted Subsidiary will, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any asset of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired or licensed, or assign or sell any income, profits or revenues (including accounts receivable and royalties) or rights in respect of any thereof, except (i) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and (ii) in all other cases, the Notes or the Guarantees are equally and ratably secured.

The foregoing provisions of this Section 4.10 shall not apply to:

(a)           (i) Liens securing the Notes and the related Guarantees and (ii) Liens securing Indebtedness and other Obligations permitted to be incurred under (or secured pursuant to) Credit Facilities, including any letter of credit facility relating thereto, that was incurred pursuant to Section 4.09(b)(i);

(b)           Permitted Encumbrances;

(c)           any Lien on any asset of the Company or any Restricted Subsidiary existing on the Issue Date, and any extensions, renewals and replacements thereof; provided that (i) such Lien shall not apply to any other asset of the Company or any Restricted Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Lien (it being understood that individual financings of the type permitted under Section 4.09(b)(v) provided by any Person (or its Affiliates) may be cross-collateralized to other such financings provided by such Person (or its Affiliates)), and (ii) such Lien shall secure only those obligations that it secures on the Issue Date and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof (except by an amount not greater than accrued and unpaid interest on such obligations, any original issue discount and any reasonable fees, premiums and expenses relating to such extension, renewal or refinancing) and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 4.09(b)(iv) as Permitted Refinancing Indebtedness in respect thereof;

(d)           Liens on fixed or capital assets acquired, constructed, repaired, replaced or improved by the Company or any Restricted Subsidiary; provided that (i) such Liens secure only Indebtedness permitted by Section 4.09(b)(v) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other asset of the Company or any Restricted Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Liens; provided further that individual financings of equipment or other fixed or capital assets otherwise permitted to be secured hereunder provided by any Person (or its Affiliates) may be cross-collateralized to other such financings provided by such Person (or its Affiliates);

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(e)            any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes (other than as a result of a redesignation of an Unrestricted Subsidiary) a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Issue Date prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated), and any extensions, renewals and replacements thereof; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other asset of the Company or any Restricted Subsidiary (other than, in the case of any such merger or consolidation, the assets of any special purpose merger Restricted Subsidiary that is a party thereto), other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Lien or becomes subject to such Lien pursuant to an after-acquired property clause as in effect on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated) (it being understood that individual financings of the type permitted under Section 4.09(b)(v) provided by any Person (or its Affiliates) may be cross-collateralized to other such financings provided by such Person (or its Affiliates)), and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated), and any extensions, renewals and refinancing thereof that do not increase the outstanding principal amount thereof (except by an amount not greater than accrued and unpaid interest on such obligations, any original issue discount or upfront fees and any fees, premiums and expenses relating to such extension, renewal or refinancing);

(f)            in connection with any Disposition permitted under Section 11.01, customary rights and restrictions contained in agreements relating to such Disposition pending the completion thereof;

(g)           in the case of (A) any Restricted Subsidiary that is not a Wholly Owned Subsidiary or (B) the Capital Stock in any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary), any encumbrance, restriction or other Lien, including any put and call arrangements, related to the Capital Stock in such Restricted Subsidiary or such other Person set forth in (a) its Organizational Documents or any related joint venture, shareholders’ or similar agreement, in each case so long as such encumbrance or restriction is applicable to all holders of the same class of Capital Stock or is otherwise of the type that is customary for agreements of such type, or (b) in the case of any Person that is not a Restricted Subsidiary, in any agreement or document governing Indebtedness of such Person;

(h)           any Lien on assets and Capital Stock of Restricted Subsidiaries that are not Guarantors (including Capital Stock owned by such Persons); provided that such Lien shall secure only Indebtedness or other obligations of Restricted Subsidiaries that are not Guarantors;

(i)             Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for any Acquisition or Investment permitted hereunder;

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(j)            nonexclusive outbound licenses of Intellectual Property granted by the Company or any Restricted Subsidiary in the ordinary course of business that do not materially detract from the value of the affected asset or interfere with the ordinary conduct of business of the Company or any Restricted Subsidiary;

(k)           any Lien in favor of the Company or any Restricted Subsidiary (other than Liens on assets of the Company or any Guarantor in favor of a Restricted Subsidiary that is not a Guarantor);

(l)            (A) deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Company and the Subsidiaries and (B) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(m)           receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien;

(n)           Liens on fixed or capital assets subject to any Sale/Leaseback Transaction; provided that (i) such Liens secure only Indebtedness permitted by Section 4.09(b)(xvi) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other asset of the Company or any Restricted Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Liens;

(o)           Liens on cash and Cash Equivalents securing obligations in respect of any Hedging Obligations permitted hereunder and entered into in the ordinary course of business; provided that at the time of the incurrence of such Liens, the aggregate amount of cash and Cash Equivalents secured by Liens permitted by this clause does not exceed the greater of (i) $7,500,000 and (ii) 12.5% of Consolidated Adjusted EBITDA for the most recently ended Four Quarter Period;

(p)           Liens securing Permitted Ratio Indebtedness and obligations relating thereto not constituting Indebtedness;

(q)           Liens securing Permitted Incurred Acquisition Indebtedness and obligations relating thereto not constituting Indebtedness;

(r)            Liens on the Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons;

(s)           Liens on receivables and related assets incurred in connection with Permitted Factoring Transactions (including Liens on such receivables resulting from precautionary UCC filings or from recharacterization or any such with Permitted Factoring Transactions as a financing or a loan); and

(t)            other Liens securing Indebtedness or other obligations, provided that at the time of the incurrence of such Liens and the related Indebtedness and other obligations and after giving pro forma effect thereto and the use of proceeds thereof, the aggregate outstanding amount of Indebtedness and other obligations secured by Liens permitted by this clause does not exceed the greater of (i) $15,000,000 and (ii) 25.0% of Consolidated Adjusted EBITDA for the most recently ended Four Quarter Period.

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Section 4.11         Transactions with Affiliates.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $2,000,000, unless:

(i)           the Affiliate Transaction is on terms that are substantially as favorable to the Company or the relevant Restricted Subsidiary, taken as a whole, as those that would have been obtained at the time in a comparable arms-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries;

(ii)          the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10,000,000, a resolution of the Board of Directors of the Company accompanied by an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(iii)         with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25,000,000, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction or Affiliate Transactions is fair, from a financial point of view, to the Company and its Subsidiaries, taken as a whole.

(b)         The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

(i)           any collective bargaining, consulting or employment agreement or compensation plan, stock option, stock ownership plan, management equity plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), termination or severance agreement, or officer or director indemnification arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business for the benefit of any future, current or former employee, director, officer, member of management, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Restricted Subsidiaries and payments and transactions pursuant thereto, including (A) any issuance, transfer or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise to any future, current or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members,) of the Company or any of its Restricted Subsidiaries; (B) the payment of compensation, fees, costs and expenses to, and indemnities (including under insurance policies) and reimbursements, employment and severance arrangements, and employee benefit and pension expenses provided on behalf of, or for the benefit of, future, current or former employees, directors, officers, members of management, managers, contractors, consultants, distributors or advisors (or their respective Immediate Family Members) of the Company or any Restricted Subsidiary (whether directly or indirectly and including by their Immediate Family Members); (C) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors; and (D) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;

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(ii)          transactions between or among the Company and/or its Restricted Subsidiaries (or a Person that becomes a Restricted Subsidiary as a result of such transaction);

(iii)         payment of fees and reimbursement of expenses and indemnities provided to any future, current or former employee, director, officer, member of management, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Restricted Subsidiaries;

(iv)        any transaction in which the only consideration paid by the Company or any Restricted Subsidiary consists of Capital Stock (other than Disqualified Stock) of the Company or any contribution of capital to the Company;

(v)         any payments made pursuant to the Tax Receivable Agreement;

(vi)        Restricted Payments that do not violate the provisions of Section 4.08 of this Indenture;

(vii)       transactions pursuant to agreements or arrangements as in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof (so long as such agreement or arrangement, as so amended, modified or supplemented or replaced, is not materially more disadvantageous, taken as a whole, than such agreement or arrangement as in effect on the Issue Date, as determined in good faith by the Company);

(viii)      purchases or sales of goods and/or services with customers, clients, suppliers, joint ventures, purchasers, sales agents or sellers of goods and services or providers of employees or other labor entered into in the ordinary course of business on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained at the time in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company;

(ix)         (A) if such Affiliate Transaction is with an Affiliate in its capacity as a holder of Indebtedness of the Company or any Restricted Subsidiary, a transaction in which such Affiliate is treated no more favorably than the other holders of Indebtedness of the Company or such Restricted Subsidiary; (B) any purchases by the Company’s Affiliates of Indebtedness or Disqualified Stock of the Company or any of the Restricted Subsidiaries, the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Company’s Affiliates; provided that such purchases by the Company’s Affiliates are on the same terms as such purchases by such Persons who are not the Company’s Affiliates; and (C) (i) investments by Affiliates in securities or loans of the Company or any of the Restricted Subsidiaries so long as the investment is being offered by the Company or such Restricted Subsidiary generally to other non-affiliated third party investors on the same or more favorable terms and (ii) payments to Affiliates in respect of securities or loans of the Company or any of the Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Company and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

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(x)            the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company or any Restricted Subsidiary and not for the purpose of circumventing any provision of this Indenture;

(xi)           to the extent permitted under this Indenture, including in compliance with Article 11, any merger, consolidation or reorganization of the Company with an Affiliate of the Company solely for the purpose of (i) forming or collapsing a holding company structure or (ii) reincorporating the Company in a new jurisdiction;

(xii)          entering into and the payment of costs and expenses and indemnities pursuant to one or more agreements that provide registration rights to the security holders of the Company or any direct or indirect parent of the Company or amending such agreement with security holders of the Company or any direct or any indirect parent of the Company and the performance of such agreements on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained at the time in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company and that have been approved by the Board of Directors of the Company;

(xiii)         fees, indemnities and reimbursements may be paid to directors, officers, employees, members of management, managers, consultants independent contractors of the Company and its Restricted Subsidiaries;

(xiv)         Restricted Subsidiaries of the Company may pay management fees, licensing fees and similar fees to the Company or to any Guarantor;

(xv)          advances to employees of the Company or any Restricted Subsidiary made in the ordinary course of business, in a manner that is consistent with past practice;

(xvi)         the Transactions and the payment of all fees, costs and expenses (including all legal, accounting and other professional fees, costs and expenses) related to the Transactions;

(xvii)        the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, any equityholders, limited liability company agreement, limited partnership agreement, investor rights or similar agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Issue Date and any similar agreement that it may enter into thereafter; provided that the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date will only be permitted under this clause to the extent that the terms of any such amendment or new agreement are not otherwise, when taken as a whole, more disadvantageous to the Holders in any material respect in the reasonable determination of the Company than those in effect on the Issue Date;

(xviii)       transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.11(a)(i); and

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(xix)         transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the designation of any such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”, provided that such transactions were not entered into in contemplation of or in connection with such designation.

In addition, if the Company or any of its Restricted Subsidiaries (i) purchases or otherwise acquires assets or properties from a Person which is not an Affiliate, the purchase or acquisition by an Affiliate of the Company of an interest in all or a portion of the assets or properties acquired shall not be deemed an Affiliate Transaction (or cause such purchase or acquisition by the Company or a Restricted Subsidiary to be deemed an Affiliate Transaction) or (ii) sells or otherwise disposes of assets or other properties to a Person who is not an Affiliate, the sale or other disposition by an Affiliate of the Company of an interest in all or a portion of the assets or properties sold shall not be deemed an Affiliate Transaction (or cause such sale or other disposition by the Company or a Restricted Subsidiary to be deemed an Affiliate Transaction).

Section 4.12           Material Intellectual Property. Notwithstanding anything to the contrary set forth in this Indenture, interests in the Material Intellectual Property shall be held at all times by the Company or a Guarantor and the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (a) sell or transfer its interest, in one or a series of transactions, in any of the Material Intellectual Property to a Person that is not the Company or a Guarantor, (b) exclusively or co-exclusively licenses any Material Intellectual Property to a Person that is not the Company or a Guarantor (other than (i) non-perpetual licenses that are exclusive solely with respect to a customized software or software enhancement entered into in the ordinary course of business and in connection with the provision of services by the Company or any of its Restricted Subsidiaries or the provision, directly or together with the Company, of services by any third party with whom the Company or any of its Restricted Subsidiaries has a commercial arrangement to provide services or technology to enable the provision of such services to its customers; provided that, (i) at the time such license is entered into, in the judgment of the Company, the granting of such license does not materially and adversely affect the business or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole), or (c) sell or transfer any interest in any Guarantor holding interests in Material Intellectual Property to a Person that is not the Company or a Guarantor, provided that, in each case, any Lien permitted by this Indenture shall not be prohibited by this Section 4.12.

Section 4.13           Registration Rights. The Company agrees that the Holders from time to time of Registrable Securities are entitled to the benefits of Section 5 of the Convertible Note Subscription Agreement. By its acceptance thereof, the Holder of Registrable Securities will have agreed to be bound by the terms of the applicable Convertible Note Subscription Agreement relating to such Registrable Securities.

Section 4.14           Additional Guarantors; Prohibition on Certain Subsidiaries. (a) If, after the date of this Indenture, (i) the Company or any direct or indirect Restricted Subsidiary of the Company forms or acquires any Restricted Subsidiary which guarantees the Obligations of the Company and the Guarantors, as applicable, under the Credit Agreements or any Indebtedness of the Company or any Guarantor, other than an Excluded Entity, then the Company will promptly (and in any event within 60 days) after the date of formation or acquisition cause such Restricted Subsidiary to provide a Guarantee hereunder by executing a supplemental indenture substantially in the form of Exhibit B; or (ii) any Restricted Subsidiary of the Company that is an Excluded Entity ceases to be an Excluded Entity, then the Company will promptly (and in any event within 60 days) thereafter cause such Restricted Subsidiary to provide a Guarantee hereunder by executing a supplemental indenture substantially in the form of Exhibit B.

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(b)           The Company shall not form or organize any direct or indirect Restricted Subsidiary other than direct or indirect Restricted Subsidiaries of the Company which, at the time of such formation or organization, become Guarantors pursuant to this Section 4.14 to the extent required hereby.

(c)           If any Guarantor becomes an Excluded Entity, the Company shall have the right, by delivery of a supplemental indenture executed by the Company to the Trustee, to cause such Excluded Entity to automatically and unconditionally cease to be a Guarantor, subject to the requirement described in Section 4.14(a) that such Restricted Subsidiary shall be required to become a Guarantor if it ceases to be an Excluded Entity; provided that such Excluded Entity shall not be permitted to guarantee the Company’s obligations under the Credit Agreements or other Indebtedness of the Company or the other Guarantors, unless it again becomes a Guarantor.

Section 4.15           Restrictions on Subsidiary Distributions. Neither the Company nor any Restricted Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Restricted Subsidiary (a) to pay dividends or make other distributions on its Capital Stock owned by the Company or any Restricted Subsidiary, (b) to repay or prepay any Indebtedness owing by such Restricted Subsidiary to the Company or any Restricted Subsidiary, (c) to make loans or advances to the Company or any Restricted Subsidiary or to Guarantee the Obligations or (d) to transfer, lease or license any of its assets to the Company or any other Restricted Subsidiary; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law, (ii) restrictions and conditions existing on the Issue Date, and amendments, modifications, extensions or renewals thereof (including any such extension or renewal arising as a result of an extension, renewal or refinancing of any Indebtedness containing such restriction or condition), provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, (iii) in the case of (A) any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary or (B) in the case of restrictions and conditions referred to in clause (d) above, the Capital Stock in any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary), restrictions imposed by the Organizational Documents of such Restricted Subsidiary or such other Person or contained in any related joint venture, shareholders’ or similar agreement or, in the case of clause (B), in any agreement or instrument relating to Indebtedness of such Person, provided in each case that such restrictions and conditions apply only to such Restricted Subsidiary and to any Capital Stock in such Restricted Subsidiary or to the Capital Stock in such other Person (including any Unrestricted Subsidiary), as applicable, (iv) in the case of restrictions and conditions referred to clause in (d) above, restrictions and conditions imposed by any agreement relating to secured Indebtedness permitted by Section 4.09 and Section 4.10, provided that such restrictions and conditions apply only to the assets securing such Indebtedness or subject to such Liens and proceeds and products of, and after-acquired property that is affixed or incorporated into, such assets, (v) restrictions and conditions imposed by any agreement or document governing Indebtedness permitted by Section 4.09(b)(vi), provided that such restrictions and conditions apply only to Persons that are permitted under such Section to be obligors in respect of such Indebtedness and are not less favorable to the Holders than the restrictions and conditions imposed by such Indebtedness (or, in the case of any Permitted Refinancing Indebtedness, by the applicable Original Indebtedness) at the time such Indebtedness first became subject to Section 4.09, (vi) in connection with the sale of any Capital Stock in a Subsidiary or any other assets, customary restrictions and conditions contained in agreements relating to such sale pending the completion thereof, provided that such restrictions and conditions apply only to the Subsidiary or the other assets to be sold, (vii) restrictions and conditions imposed by any agreement or document governing Indebtedness of any Restricted Subsidiary that is not, and is not required to become, a Guarantor hereunder, provided that such restrictions and conditions apply only to such Restricted Subsidiary, (viii) in the case of restrictions and conditions referred to in clause (d) above, restrictions and conditions imposed by customary provisions in leases, licenses and other agreements restricting the assignment thereof or, in the case of any lease or license, permitting to exist any Lien on the assets leased or licensed thereunder, (ix) restrictions on cash or deposits or net worth covenants imposed by customers, suppliers or landlords under agreements entered into in the ordinary course of business, (x) in the case of restrictions and conditions referred to in clause (d) above, customary restrictions in respect of Intellectual Property contained in licenses or sublicenses of, or other grants of rights to use or exploit, such Intellectual Property, (xi) restrictions contained in any Indebtedness as in effect on the Issue Date and amendments, modifications, extensions and renewals thereof, provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, (xii) restrictions contained in any agreement or instrument in effect at the time any Person becomes a Subsidiary, or any agreement or instrument assumed in connection with any acquisition of assets from any Person, provided that such agreements and instruments were not entered into solely in contemplation of such Person becoming a Subsidiary or of such acquisition of assets from such Person, and amendments, modifications, replacements, renewals or extensions thereof (including any such renewals or extension arising as a result of a renewal, extension or refinancing of any Indebtedness containing such restriction), provided, in each case, that the scope of any such restriction shall not have been expanded as a result thereof and (xiii) restrictions permitted under Section 4.10.

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Section 4.16           Further Instruments and Acts. Upon request of the Trustee, Paying Agent or Conversion Agent, the Company will execute and deliver such further instruments and do such further acts, at its sole expense, as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Article 5
LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01           Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, quarterly, not more than ten (10) days after each March 15, June 15, September 15 and December 15 in each year beginning with June 15, 2022, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than ten (10) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02           Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. Every Holder, by receiving and holding Notes, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b). The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

Section 5.03           Reports by Trustee. Within 60 days after February 15 of each year commencing with February 15, 2023, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such reporting date if required by TIA Section 313(a).

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Article 6
DEFAULTS AND REMEDIES

Section 6.01           Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)           default in any payment of interest on any Note when due and payable, and the default continues for a period of thirty (30) days;

(b)           default in the payment of principal or premium, if any, of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)            failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture, and such failure continues for three (3) Business Days;

(d)           failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(d) when due, and such failure continues for five (5) Business Days;

(e)           failure by the Company to comply with its obligations under Article 11;

(f)            failure by the Company for sixty (60) days after receipt by the Company of written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g)           default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, if such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within thirty (30) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with this Indenture;

(h)           a final judgment or judgments for the payment of $25,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance policies issued by insurers believed by the Company in good faith to be credit-worthy) in the aggregate rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)             the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other similar relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due;

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(j)            an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other similar relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days; or

(k)           any Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or any Guarantor denies or disaffirms its obligations under its Guarantee or gives notice to such effect.

Section 6.02           Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing, then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, premium, if any, of and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal or interest of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the uncured nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay and/or deliver, as the case may be, the consideration due upon conversion of the Notes.

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Section 6.03           Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 2.00% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such Event of Default first occurs and ending on the earlier of (x) the date on which such Event of Default is cured or validly waived in accordance with this Article 6 and (y) the three hundred sixtieth (360th) day immediately following, and including, the date on which such Event of Default first occurs. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes and shall accrue on all outstanding Notes from, and including, the date on which the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) first occurs to, and including, the three hundred sixtieth (360th) day thereafter (or such earlier date on which such Event of Default is cured or validly waived in accordance with this Article 6). On the three hundred sixty-first (361st) day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) is not cured or validly waived in accordance with this Article 6 prior to such three hundred sixty-first (361st) day), such Additional Interest shall cease to accrue and the Notes shall be immediately subject to acceleration as provided in Section 6.02. The provisions of this paragraph will not affect the rights of Holders in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.06(b). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company has elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first three hundred sixty (360) days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent in an Officer’s Certificate of such election on or before the open of business on the Business Day immediately succeeding the date on which such Event of Default first occurs. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02. The Officer’s Certificate under this Section 6.03 shall state (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such Officer’s Certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.

Section 6.04           Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

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In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

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In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Guarantors, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05           Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee, including its agents and counsel, under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of any interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) payable upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Holders based on the aggregate principal amount of Notes held thereby;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06           Proceedings by Holders. Except to enforce (x) the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price), premium or interest when due, or (y) the right to receive payment or delivery of the consideration due upon conversion and/or the conversion mechanics, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)            such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

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(b)            Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)            such Holders shall have offered, and, if requested, provided, to the Trustee such security or indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred therein or thereby;

(d)            the Trustee for sixty (60) days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)            no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such sixty (60) day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are prejudicial to any other Holder), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the contractual right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, and the contractual right to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, shall not be amended without the consent of each Holder.

Section 6.07           Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08           Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders. The Trustee may maintain a proceeding even if it does not possess any Notes or does not produce any Notes in the proceeding.

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Section 6.09           Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes or the Guarantees; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability or for which it has not received indemnity or security satisfactory to the Trustee against loss, liability or expense (it being understood that the Trustee does not have an affirmative duty to determine whether any direction is prejudicial to any Holder). The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes (x) waive any past Default or Event of Default hereunder and its consequences except any continuing defaults relating to (i) a default in the payment of the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected; and (y) rescind any resulting acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default (other than nonpayment of the principal of, and interest on, the Notes that have become due solely by such acceleration) have been cured or waived. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10           Notice of Defaults. The Trustee shall, after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, deliver to all Holders notice of such Default within ninety (90) days after such Responsible Officer obtains such knowledge, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11           Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.

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Article 7
CONCERNING THE TRUSTEE

Section 7.01           Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)            prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)             the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)            in the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)            the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

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(d)           whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)            the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)            if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(g)           in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(h)           in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02           Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)            The Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, judgment, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b)            Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company. Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

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(c)                The Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel.

(d)                The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in its reasonable judgment to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day after reasonable notice, to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(e)                The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder, and the permissive rights of the Trustee enumerated herein shall not be construed as duties.

(f)                 The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(g)                The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(h)                The Trustee shall not be deemed to have notice of any Default or Event of Default (except in the case of a Default or Event of Default in payment of scheduled principal of, premium, if any, or interest on, any Note) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default (and stating the occurrence of a Default or Event of Default) is actually received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture and states that it is a “Notice of Default”.

(i)                 The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(j)                 The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(k)                Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of their respective directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.

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(l)                 In no event shall the Trustee be responsible or liable for punitive, special, indirect, incidental or any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or gross negligence as determined by a final order of a court of competent jurisdiction. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been actually received by the Trustee at the Corporate Trust Office of the Trustee, from the Company or any Holder of the Notes, and such notice references the Notes and this Indenture and states that is a “Notice of Default.”

(m)              Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 7.03            No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or other transaction documents relating to the Notes and this Indenture. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture or any money paid to the Company or upon the Company’s direction under any provision of this Indenture.

Section 7.04            Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar (in each case, if other than an Affiliate of the Company), in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 7.05            Monies and Shares of Common Stock to Be Held in Trust. All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06            Compensation and Expenses of Trustee. The Company and the Guarantors, jointly and severally, covenant and agree to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity hereunder (including the compensation and the reasonable expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction. The Company and the Guarantors, jointly and severally, also covenant to indemnify, jointly and severally, the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense (including attorneys’ fees) incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, as determined by a final order of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder (whether such claims arise by or against the Company, any Guarantor, or a third person), including the reasonable costs and expenses of defending themselves against any claim of liability in the premises or enforcing the Company’s or Guarantors’ obligations hereunder. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, the payment or conversion of the Notes and the earlier resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

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Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07            Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08            Eligibility of Trustee. There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a), and which shall have a combined capital and surplus of at least $100,000,000 (or in the case of a corporation included in a bank holding company system, the related bank holding company shall have a combined capital and surplus of at least $100,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09            Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly notify all Holders and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within sixty (60) days after the giving of such notice of resignation to the Company, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders and at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

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(a)                In case at any time any of the following shall occur:

(i)                 the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(ii)               the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)             the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(b)                The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(c)                Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10            Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

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No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11            Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12            Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

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Article 8
CONCERNING THE HOLDERS

Section 8.01            Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee, as applicable, may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 8.02            Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03            Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Fundamental Change Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04            Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

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Section 8.05            Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9
HOLDERS’ MEETINGS

Section 9.01            Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)                to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)                to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)                to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)                to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02            Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

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Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03            Call of Meetings by Company or Holders. In case at any time the Company or the Holders of at least twenty-five (25%) of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting promptly and in any event within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04            Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05            Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06            Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

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Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07            No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes. Nothing contained in this Article 9 shall be deemed or construed to limit any Holder’s actions pursuant to the applicable procedures of the Depositary so long as the Notes are Global Notes.

Article 10
SUPPLEMENTAL INDENTURES

Section 10.01        Supplemental Indentures Without Consent of Holders. Without the consent of any Holder, the Company and the Guarantors, when authorized by the resolutions of their respective Boards of Directors (or similar governing body) and the Trustee, at the Company’s sole expense, may from time to time and at any time amend or supplement this Indenture or the Notes in writing for one or more of the following purposes:

(a)                to cure any ambiguity, omission, defect or inconsistency;

(b)                to provide for the assumption by a successor Person of the obligations of the Company or a Guarantor under this Indenture or the Notes in accordance with this Indenture or to provide for the release of any Guarantor in accordance with Section 13.10;

(c)                to add additional guarantees with respect to the Notes;

(d)                to secure the Notes or the Guarantees;

(e)                to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f)                 to make any change that, as determined by the Board of Directors of the Company in good faith, does not adversely affect the rights of any Holder;

(g)                in connection with any Share Exchange Event, to provide that the notes are convertible into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07;

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(h)                comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act to the extent this Indenture is qualified thereunder;

(i)                 [reserved];

(j)                 provide for the appointment of a successor Trustee, Note Registrar, Paying Agent or Conversion Agent;

(k)                comply with the rules of any applicable securities depositary in a manner that does not adversely affect the rights of any Holder;

(l)                 [reserved];

(m)              increase the Conversion Rate as provided in this Indenture; or

(n)                to make any change to comply with rules of the Depositary, so long as such change does not adversely affect the rights of any Holder, as certified in good faith by the Company in an Officer’s Certificate.

Upon the written request of the Company and subject to Section 10.05, the Trustee is hereby authorized to, and shall, join with the Company and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company, the Guarantors and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02        Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company and the Guarantors, when authorized by the resolutions of their respective Boards of Directors (or similar governing body) and the Trustee, at the Company’s sole expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, any supplemental indenture or the Notes or of modifying in any manner the rights of the Holders;

provided, however, that, without the consent of (i) in the case of clause (j) below, holders of at least 75% of the aggregate principal amount of the Notes then Outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes) or (y) in all other cases, each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)                reduce the principal amount of Notes whose Holders must consent to an amendment;

(b)                reduce the rate of or extend the stated time for payment of interest, including any default interest, on any Note;

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(c)                reduce the principal amount of any Notes, reduce the premium payable upon the conversion of the Notes, or extend the Maturity Date of any Note;

(d)                make any change that adversely affects the conversion rights of any Notes other than as expressly permitted or required by this Indenture;

(e)                reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)                 make any Note payable in a currency, in a form, or at a place of payment, other than that stated in the Note;

(g)                change the ranking or priority of the Notes;

(h)                impair the right of any Holder to institute suit for the enforcement right to receive payment or delivery, as the case may be, of the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, and the consideration due upon conversion of, its Notes, on or after the respective due dates expressed or provided for in the Notes or this Indenture;

(i)                 make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09;

(j)                 release any Guarantor from any of its obligations under its Guarantee otherwise than in accordance with the terms contained in this Indenture; or

(k)                provide for the issuance of additional Notes except as permitted herein.

Upon the written request of the Company, and upon the delivery to the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03        Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantors and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

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Section 10.04        Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated, upon receipt of a Company Order, by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05        Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and such Opinion of Counsel shall include a customary legal opinion stating that such supplemental indenture is the valid and binding obligation of the Company and the Guarantors, subject to customary exceptions and qualifications.

Article 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01        Company and Guarantors May Consolidate, Etc. on Certain Terms.

(a)                Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease, all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to another Person, unless:

(i)                 the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture;

(ii)               immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing under this Indenture; and

(iii)             if the Company is not the Successor Company, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with this Indenture and that such supplemental indenture is authorized or permitted by this Indenture and an Opinion of Counsel stating that the supplemental indenture is the valid and binding obligation of the Successor Company, subject to customary exceptions and qualifications.

For purposes of this Section 11.01(a), the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

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(b)                Subject to the provisions of Section 13.10, no Guarantor shall consolidate with, merge with or into, or sell, convey, transfer or lease, all or substantially all of its assets to, another Person, unless:

(i)                 the other Person is the Company or a Guarantor or becomes a Guarantor concurrently with the transaction;

(ii)               either (x) the Company or a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under this Indenture by the execution of a supplemental indenture; or

(iii)             the transaction constitutes a sale or other disposition or transfer (including by way of consolidation, merger or amalgamation) of the Guarantor or the sale, conveyance, transfer or lease of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Guarantor) otherwise not prohibited by this Indenture.

Notwithstanding the foregoing, any Guarantor may (a) consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to another Guarantor or the Company, (b) consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Guarantor, reincorporating the Guarantor in another jurisdiction or changing the legal form of the Guarantor, (c) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor and (d) liquidate or dissolve or change its legal form if the Company determines in good faith that such action is in the best interests of the Company and its Subsidiaries.

Section 11.02        Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company (if other than the Company), by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company shall be discharged from its obligations under the Notes and this Indenture (except in the case of a lease of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole). Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

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In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03        Opinion of Counsel to Be Given to Trustee. The Company shall deliver, or cause to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, combination, sale, lease or other transfer or disposition complies with the requirements of this Indenture.

Article 12
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01        Indenture, Notes and Guarantees Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on, or the payment or delivery of consideration due upon conversion of, any Note or any Guarantee, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or any Guarantor or of any successor corporation, either directly or through the Company or any Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

Article 13
guarantee

Section 13.01        Guarantee. Subject to the provisions of this Article 13, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on a senior basis, the full and punctual payment (whether at the Maturity Date, by acceleration, upon repurchase or otherwise) of the principal of and interest on the Notes and the Settlement Amounts upon conversion, and all other payment obligations of the Company under this Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 13.02        Guarantee Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)                any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;

(b)                any modification or amendment of or supplement to this Indenture or any Note;

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(c)                any change in the existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

(d)                the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e)                any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under this Indenture; or

(f)                 any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 13.02, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

For the avoidance of doubt, the Guarantees with respect to a Note are not exchangeable and shall automatically terminate when such Note is exchanged in accordance with this Indenture.

Section 13.03        Discharge; Reinstatement. Subject to Section 13.10, each Guarantor’s obligations hereunder shall remain in full force and effect until the principal of, premium, if any, and interest, if any, on the Notes and all other amounts payable by the Company under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 13.04        Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

Section 13.05        Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article 13, the Guarantor making such payment shall be subrogated to the rights of the payee against the Company with respect to such obligation; provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

Section 13.06        Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 13.07        Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Article 13, each Guarantor and, by its acceptance of Notes, each Holder hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the Bankruptcy Law or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the Bankruptcy Law or any comparable provision of state law.

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Section 13.08        Execution and Delivery of Guarantee. The execution by each Guarantor of this Indenture (or a supplemental indenture) evidences the Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 13.09        Benefits Acknowledged. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 13.10        Release of Guarantee. The Guarantee of a Guarantor shall terminate, and the Guarantee shall be automatically and unconditionally released and discharged:

(a)                upon a sale, transfer, exchange or other disposition (including by way of consolidation or merger) of Capital Stock of such Guarantor following which the applicable Guarantor ceases to be a Restricted Subsidiary or the sale, transfer, exchange or other disposition of all or substantially all the properties and assets of the applicable Guarantor (other than to the other Guarantors) otherwise not prohibited by this Indenture,

(b)                upon the release or discharge of such Guarantor’s obligations under the Credit Agreements or other Indebtedness that resulted in the creation of such Guarantee other than, in each case, a release or discharge through payment thereon,

(c)                upon the merger, amalgamation or consolidation of any Guarantor with and into the Company or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with the this Indenture,

(d)                upon the discharge of the Notes, as provided in Article 3, or

(e)                as provided in Article 10.

Article 14
CONVERSION OF NOTES

Section 14.01        Conversion Privilege. Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, at an initial conversion rate of 100.0000 shares of Common Stock (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).

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Section 14.02        Conversion Procedure; Settlement Upon Conversion.

(a)                Subject to this Section 14.02, Section 14.07(a) and Section 14.14(b), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder no later than two (2) Business Days following the applicable conversion of the Notes, in respect of each $1,000 principal amount of Notes being converted, shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) as set forth in this Section 14.02. The Company shall use the Physical Settlement Method for all conversions, subject to the last sentence of Section 14.14.

(i)                 The shares of Common Stock and cash the Company shall pay and/or deliver, as the case may be, in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows in respect of each $1,000 principal amount of Notes being converted: a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (plus cash in lieu of any fractional share of Common Stock issuable upon conversion).

(ii)               [Reserved.]

(b)                Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures of the Depositary in effect at that time and, if required, pay funds equal to the interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and, if required, pay all transfer or similar taxes, if any, pursuant to Section 14.02(e) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (5) if required, pay all transfer or similar taxes, if any, pursuant to Section 14.02(e). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03. Notwithstanding anything to the contrary contained herein, to the extent that an indirect holder of a Global Note held indirectly through a participant submits irrevocable instructions to convert any portion of such Note, such Holder shall be deemed for purposes of Regulation SHO to have converted the applicable portion of such Note at the time of delivery of such instructions, regardless of when shares of Common Stock are delivered to such Holder or its participant.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)                A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (ii) above. Except as set forth in Section 14.07(a) and Section 14.14(b), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second (2nd) Business Day immediately following the relevant Conversion Date. Notwithstanding the foregoing, with respect to the Company’s satisfaction of its Conversion Obligation through Physical Settlement for which the relevant Conversion Date occurs after the Regular Record Date immediately preceding the Maturity Date, the settlement shall occur on the Maturity Date. If any shares of Common Stock are due to a converting Holder, the Company shall issue or cause to be issued, and deliver (if applicable) to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in book-entry format through the Depositary or on the Transfer Agent’s books if the shares of Common Stock are not then held through the facilities of DTC, in satisfaction of the Company’s Conversion Obligation.

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(d)                In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)                If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)                 Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(g)                Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)                Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on such Interest Payment Date notwithstanding the conversion. However, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted on the corresponding Interest Payment Date (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment shall be required (1) for conversions following the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has selected a Mandatory Conversion Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date and any Fundamental Change Repurchase Date described in clause (2) above shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date in cash regardless of whether their Notes have been converted and/or repurchased, as applicable, following such Regular Record Date.

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(i)                 The Person in whose name the shares of Common Stock shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion. Prior to conversion of a Holder’s Note, such Holder (in such capacity) shall not have any rights as a stockholder of the Company.

(j)                 The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date.

Section 14.03        Company’s Mandatory Conversion Option.

(a)                On or after February 14, 2024 and prior to the close of business on December 12, 2026, the Company may, at its option, elect to convert the outstanding Notes, in whole or in part, if (x) the Last Reported Sale Price of the Common Stock (i) for at least twenty (20) Trading Days (whether or not consecutive) during the period of thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date the Company sends a Mandatory Conversion Notice (the “Mandatory Conversion Notice Date”) and (ii) on the Trading Day immediately preceding the Mandatory Conversion Notice Date is greater than or equal to $14.00 per share; (y) the 60-Day ADTV ending on, and including, the Trading Day immediately preceding the Mandatory Conversion Notice Date is greater than or equal to $15,000,000; and (z) the shares of Common Stock to be delivered upon such conversion, together with all shares of Common Stock previously delivered in connection with the conversion of any Notes, equal no more than 20% of the free-float of the Common Stock on a pro forma basis taking into account such conversion (together, the “Company Mandatory Conversion Condition”); provided that the Company may not elect to convert Notes under this Section 14.03 in part unless it converts the same proportion of the principal amount of all outstanding Notes across all Holders.

(b)                To exercise the Company Mandatory Conversion Right, the Company will send notice of the Company’s election (a “Mandatory Conversion Notice”) to Holders, the Trustee and the Conversion Agent.

Such Mandatory Conversion Notice must state:

(i) that the Notes have been called for Mandatory Conversion, briefly describing the Company Mandatory Conversion Right under this Indenture;

(ii) the Mandatory Conversion Date;

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(iii) the current Conversion Rate;

(iv) the name and address of the Paying Agent and the Conversion Agent; and

(v) the CUSIP and ISIN numbers, if any, of the Notes.

(c)                If the Company exercises the Company Mandatory Conversion Right in accordance with this Section 14.03, then a Conversion Date will automatically, and without the need for any action on the part of any Holder, the Trustee or the Conversion Agent, be deemed to occur, with respect to each Note then outstanding, on the Mandatory Conversion Date. The Mandatory Conversion Date will be a Business Day of the Company’s choosing that is no more than thirty (30), nor less than ten (10), Business Days after the Company sends the Mandatory Conversion Notice; provided that the Mandatory Conversion Date shall be no later than the second Scheduled Trading Day prior to the Maturity Date. The Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second (2nd) Business Day immediately following the Mandatory Conversion Date.

(d)                Each share of Common Stock delivered upon a Mandatory Conversion of any Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim. If the Common Stock is then listed on any securities exchange and has been registered on an effective registration statement with the Commission, then the Company will cause each share of Common Stock, when delivered upon a Mandatory Conversion of any Note, to be admitted for listing on such exchange. Notwithstanding anything herein to the contrary, the Company (1) shall not be permitted to effect any Company Mandatory Conversion hereunder unless as of such Mandatory Conversion Date no Equity Conditions Failure then exists.

Section 14.04        Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)                If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Record Date or Effective Date, as applicable;

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OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Record Date or Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 14.04(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company determines in good faith not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.

(b)                If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

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Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Record Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company in good faith.

(c)                If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to Section 14.04(a), Section 14.04(b) or Section 14.04(e), (ii) except as otherwise described in Section 14.11, rights issued pursuant to any stockholders rights plan of the Company then in effect, (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) shall apply, (iv) dividends or distributions of Reference Property in exchange for or upon conversion of the Common Stock in a Share Exchange Event, and (v) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 - FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Record Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors of the Company in good faith) of the Distributed Property with respect to each outstanding share of the Common Stock on the Record Date for such distribution.

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Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. If the Company issues rights, options or warrants to acquire Capital Stock or other securities that are exercisable only upon the occurrence of certain triggering events, the Company shall not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the open of business on the Record Date for the distribution. If the Board of Directors of the Company determines in good faith the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Record Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Record Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors of the Company determines in good faith not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

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For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i) are deemed to be transferred with such shares of the Common Stock;

(ii) are not exercisable; and

(iii) are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made:

(1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and

(2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A)       a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B)       a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

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then, in either case,

(1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and

(2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Record Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Record Date” within the meaning of Section 14.04(b).

(d)                If the Company pays or makes any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Record Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Record Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors of the Company determines in good faith not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such cash dividend or distribution.

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(e)                If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the date such tender offer or exchange offer expires, the “Expiration Date”);

CR1	=	the Conversion Rate in effect immediately after the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that if the relevant Conversion Date occurs during the ten (10) Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “ten (10)” or “tenth (10th)” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the tenth (10th) Trading Day immediately preceding, and including, the date immediately preceding the relevant Conversion Date in respect of a conversion of Notes, references to “ten (10)” or “tenth (10th)” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day immediately preceding the relevant Conversion Date.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is, or such Subsidiary is, permanently prevented by applicable law from consummating any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been consummated.

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(f)                 Upon the occurrence of Reset Date, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	$1,000 / CR0
ACP

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Trading Day immediately preceding the Reset Date;

CR1	=	the Conversion Rate in effect immediately after the open of business on Reset Date;

ACP	=	the Applicable Conversion Price.

For the avoidance of doubt, the Conversion Rate may not be decreased pursuant to this Section 14.04(f).

(g)                Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Record Date, and a Holder that has converted its Notes on or after such Record Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Record Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Record Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(h)                Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(i)                 In addition to those adjustments required by clauses (a), (b), (c), (d), (e) and (f) of this Section 14.04, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors of the Company determines in good faith that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(j)                 Except as stated in this Indenture, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. For illustrative purposes only and without limiting the generality of the preceding sentence, the Conversion Rate shall not be adjusted:

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(i)                 upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)               upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)             upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)              upon the repurchase of any shares of Common Stock pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender or exchange offer of the nature described in Section 14.04(e);

(v)                solely for a change in the par value (or lack of par value) of the Common Stock; or

(vi)              for accrued and unpaid interest, if any.

In addition, for the avoidance of doubt, none of the foregoing shall constitute a Conversion Reset Offering.

(k)                All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(l)                 Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly deliver to the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a written notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder (with a copy to the Trustee). Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m)              For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

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(n)                For the avoidance of doubt, the closing of the transactions contemplated by the BCA to occur on the date of this Indenture shall not result in any adjustment of the Conversion Rate, Conversion Price or any other terms of the Notes.

Section 14.05        Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices or the Daily VWAPs over a span of multiple days, the Board of Directors of the Company shall make appropriate adjustments (without duplication in respect of any adjustment made pursuant to Section 14.04) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Record Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices or the Daily VWAPs are to be calculated.

Section 14.06        Shares to Be Fully Paid. The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming the delivery of the maximum number of Additional Shares pursuant to Section 14.14).

Section 14.07        Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)                In the case of:

(i)                 any recapitalization, reclassification or similar change of the Common Stock (other than changes in par value or resulting from a subdivision or combination),

(ii)               any consolidation, merger, combination or similar transaction involving the Company,

(iii)             any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, or

(iv)              any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or acquiring Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Share Exchange Event (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

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If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.14), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (B) the Company shall satisfy the Conversion Obligation by paying such cash amount to converting Holders on the second (2nd) Business Day immediately following the relevant Conversion Date. The Company shall notify in writing Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made.

If the Reference Property in respect of any Share Exchange Event includes, in whole or in part, shares of common equity, such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14 with respect to the portion of the Reference Property consisting of such common equity. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including any combination thereof), other than cash and/or Cash Equivalents, of a Person other than the Company or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person, if such other Person is an affiliate of the Company or the successor or acquiring company, and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Section 15.02.

(b)                When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly deliver to the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder promptly and in any event within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)                The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into shares of Common Stock, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Share Exchange Event.

(d)                The above provisions of this Section shall similarly apply to successive Share Exchange Events.

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Section 14.08        Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)                The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)                The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 14.09        Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.

Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate (which the Company shall be obligated to deliver to the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The Trustee and the Conversion Agent may conclusively rely upon any notice with respect to the commencement or termination of such conversion rights.

Section 14.10        Notice to Holders Prior to Certain Actions. In case of any:

(a)                action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b)                Share Exchange Event; or

(c)                voluntary or involuntary dissolution, liquidation or winding-up of the Company;

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then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture) and to the extent applicable, the Company shall cause to be delivered to the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 14.11        Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, under such stockholder rights plan and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12        Exchange in Lieu of Conversion. When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to deliver, on or prior to the first (1st) Trading Day following the Conversion Date, such Notes to a financial institution designated by the Company for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution must agree to timely pay and/or deliver, in exchange for such Notes, the shares of Common Stock (plus any cash in lieu of fractional shares) due upon conversion as described in Section 14.02. If the Company makes an Exchange Election, the Company shall, by the close of business on the first (1st) Trading Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent and the Holder surrendering its Notes for conversion that it has made the Exchange Election, and the Company shall promptly notify the designated financial institution of the Physical Settlement Method with respect to such conversion and the relevant deadline for payment and/or delivery of shares of Common Stock, any cash in lieu of fractional shares.

Any Notes exchanged by the designated financial institution shall remain outstanding. If the designated financial institution agrees to accept any Notes for exchange but does not timely pay and/or deliver the required shares of Common Stock and any cash in lieu of fractional shares, or if such designated financial institution does not accept the Notes for exchange, the Company shall notify in writing the Trustee, the Conversion Agent and the Holder surrendering its Notes for conversion, and pay and/or deliver the required shares of Common Stock, together with cash in lieu of any fractional shares to the converting Holder at the time and in the manner required under this Indenture as if the Company had not made an Exchange Election.

The Company’s designation of a financial institution to which the Notes may be submitted for exchange does not require that financial institution to accept any Notes (unless the financial institution has separately made an agreement with the Company). The Company may, but shall not be obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction.

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Section 14.13        Limits Upon Issuance of Shares of Common Stock Upon Conversion. The Company shall not effect the conversion of any of the Notes held by a Holder, and such Holder shall not have the right to convert any of the Notes held by such Holder pursuant to the terms and conditions of this Indenture and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and the other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Notes with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Notes beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preferred stock or warrants, including the Notes) beneficially owned by such Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 14.13. For purposes of this Section 14.13, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Notes without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 14.13, to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of shares of Common Stock to be delivered pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Notes, by such Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Notes results in such Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, any Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and the other Attribution Parties and not to any other Holder that is not an Attribution Party of such Holder. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Indenture in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert such Notes pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 14.13 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 14.13 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of such Notes. Neither the Trustee nor the Conversion Agent shall have any responsibility to determine the Maximum Percentage or whether the issuance of any shares results in a Holder or Attribution Party having Excess Shares or otherwise determine or monitor compliance with the terms of this Section 14.13. Notwithstanding anything to contrary herein, if in connection with any Mandatory Conversion of a Holder’s Notes there would be Excess Shares or unconverted Notes with respect to such Holder, all such Holder’s Notes (including any unconverted Notes) shall nevertheless be deemed to have been converted, discharged, satisfied and repaid in full on the applicable Conversion Date and thereafter shall not accrue any interest, provided that, upon request by such Holder, such Holder shall be entitled to receive a number of shares of Common Stock equal to such Excess Shares subject to the foregoing provisions of this Section 14.13.

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Section 14.14        Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Mandatory Conversion.

(a)                If (i) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or (ii) the Company delivers a Mandatory Conversion Notice in connection with such conversion as provided under Section 14.03, as the case may be, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), to the extent and as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change (i) if the relevant Conversion Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the thirty-fifth (35th) Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”), or (ii) if it is a Mandatory Conversion. Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or Mandatory Conversion in connection with a Make-Whole Fundamental Change, the Company shall satisfy the related Conversion Obligation by Physical Settlement in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any increase to reflect the Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the second (2nd) Business Day following the Conversion Date. The Company shall notify in writing the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change no later than five (5) Business Days after such Effective Date.

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(b)                The number of Additional Shares, if any, by which the Conversion Rate shall be increased for conversions in connection with a Make-Whole Fundamental Change or Mandatory Conversion shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective or the date the Company delivers the Mandatory Conversion Notice, as the case may be (in each case, the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change or determined with respect to the Mandatory Conversion Notice, as the case may be. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five (5) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Effective Date. The Board of Directors of the Company shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date, Effective Date (as such term is used in Section 14.04) or Expiration Date of the event occurs during such five (5) consecutive Trading Day period. If a Mandatory Conversion would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of any such Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the Effective Date of the Mandatory Conversion Notice or the Make-Whole Fundamental Change, as applicable, and the later event shall be deemed not to have occurred for purposes of this Section 14.14.

(c)                The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(d)                The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.14 for each Stock Price and Effective Date set forth below:

Stock Price
Effective Date	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.50	$20.00	$25.00	$30.00	$60.00
February 14, 2022	37.2035	31.0727	26.2683	22.4528	19.3862	16.8950	14.8312	12.4198	9.5408	6.2146	4.4251	0.0000
February 14, 2023	31.4918	25.1871	20.3141	16.5295	13.5800	11.2738	9.4387	7.4394	5.2767	3.1852	2.2446	0.0000
February 14, 2024	26.9978	20.0466	14.3090	9.5600	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
February 14, 2025	23.9195	17.6538	12.5519	8.3649	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
February 14, 2026	18.0288	12.8594	8.9162	5.8382	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
February 14, 2027	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i)                 if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the conversion rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a three hundred sixty-five (365) day year;

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(ii)               if the Stock Price is greater than $60.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii)             if the Stock Price is less than $10.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 137.2035 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

Nothing in this Section 14.14 shall prevent an adjustment to the Conversion Rate that would otherwise be required pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Notwithstanding anything to the contrary in this Indenture, any obligation to deliver Additional Shares in accordance with this Section 14.14 may be satisfied by the Company delivering cash in lieu of delivering any Additional Shares based on the Daily VWAP for the relevant Conversion Date.

Article 15
REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01        [Intentionally Omitted].

Section 15.02        Repurchase at Option of Holders Upon a Fundamental Change.

(a)                If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof properly surrendered and not validly withdrawn pursuant to Section 15.03 that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days or more than thirty-five (35) Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, plus any remaining amounts that would be owed to, but excluding, the Maturity Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest (to, but excluding, such Interest Payment Date) to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15. The Fundamental Change Repurchase Date shall be subject to postponement in order to allow the Company to comply with applicable law.(b) Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)                 delivery to the paying agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

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(ii)               delivery of the Notes, if the Notes are Physical Notes, to the paying agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the office of the paying agent, or book- entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(iii)             in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(iv)              the portion of the principal amount of Notes to be repurchased, which must be in minimum denominations of $1,000 or an integral multiple thereof; and

(v)                that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the paying agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the paying agent in accordance with Section 15.03.

The paying agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)                On or before the twentieth (20th) Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes, the Trustee, the Conversion Agent (if other than the Trustee) and the paying agent (in the case of a paying agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i)                 the events causing the Fundamental Change;

(ii)               the effective date of the Fundamental Change;

(iii)             the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

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(iv)              the Fundamental Change Repurchase Price;

(v)                the Fundamental Change Repurchase Date;

(vi)              the name and address of the paying agent and the Conversion Agent, if applicable;

(vii)            if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii)          that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)              the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02. Simultaneously with providing such notice, the Company will publish such information on its website or through such other public medium as the Company may use at that time.

At the Company’s written request, given at least (5) five days prior to the date the Fundamental Change Company Notice is to be sent, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d)                Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders in connection with a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The paying agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e)                Notwithstanding anything to the contrary in this Indenture, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15 (including, without limitation, the requirement to comply with applicable securities laws), and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15 (including the requirement to pay the Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the relevant Notes); provided that the Company shall continue to be obligated to (x) deliver the applicable Fundamental Change Repurchase Notice to the Holders (which Fundamental Change Repurchase Notice shall state that such third party shall make such an offer to purchase the Notes) and to simultaneously with such Fundamental Change Repurchase Notice publish a notice containing such information in a newspaper of general circulation in the City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time, (y) comply with applicable securities laws as set forth in this Indenture in connection with any such purchase and (z) pay the applicable Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the relevant Notes in the event such third party fails to make such payment in such amount at such time.

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(f)                 For purposes of this Article 15, the paying agent may be any agent, depositary, tender agent, paying agent or other agent appointed by the Company to accomplish the purposes set forth herein.

Section 15.03        Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the office of the paying agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)                 the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof,

(ii)               if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)             the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice of withdrawal must comply with appropriate procedures of the Depositary.

Section 15.04        Deposit of Fundamental Change Repurchase Price.

(a)                The Company will deposit with the Trustee (or other paying agent appointed by the Company), or if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 4.04 on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date (subject to extension in order to allow the Company to comply with applicable law) an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other paying agent appointed by the Company), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other paying agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks or by making a wire transfer in accordance with the provisions of Section 2.03(b) for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

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(b)                If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other paying agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, or, if extended in order to allow the Company to comply with applicable law, such later date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Indenture and the Applicable Procedures of the Depositary, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes on the Fundamental Change Repurchase Date or, if extended in order to allow the Company to comply with applicable law, such later date (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or paying agent) and (iii) all other rights of the Holders of such Notes with respect to the Notes will terminate on the Fundamental Change Repurchase Date or, if extended in order to allow the Company to comply with applicable law, such later date (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) to the extent not included in the Fundamental Change Repurchase Price, accrued and unpaid interest, if applicable).

(c)                Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Physical Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Physical Note surrendered.

Section 15.05        Repurchase of Notes. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to the Company’s obligations to purchase the Notes upon a Fundamental Change, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

Article 16
NO REDEMPTION

Section 16.01        No Redemption. The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes.

Article 17
MISCELLANEOUS PROVISIONS

Section 17.01        Provisions Binding on Company’s and the Guarantors’ Successors. All the covenants, stipulations, promises and agreements of each of the Company and the Guarantors contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02        Official Acts by Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company or a Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company or such Guarantor, as the case may be.

Section 17.03        Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company or any Guarantor shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is delivered by the Company or any Guarantor to the Trustee) to QualTek Services Inc., 475 Sentry Parkway E, Suite 200, Blue Bell, Pennsylvania 19422, Attention: Secretary, with a copy sent to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attention: Timothy Cruickshank, P.C. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if it is in writing and actually received by the Trustee at the Corporate Trust Office. In no event shall the Trustee or the Conversion Agent be obligated to monitor any website maintained by the Company or any press releases issued by the Company.

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The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event to a Holder of a Global Note (whether by mail or otherwise), such notice shall be properly delivered if delivered to The Depository Trust Company (“DTC”) (or its designee) in accordance with the applicable procedures of DTC.

Section 17.04        Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE AND EACH GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE AND EACH GUARANTEE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

THIS INDENTURE SHALL BE SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

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Section 17.05        Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture (other than, with respect to an Opinion of Counsel, in connection with the issuance and authentication of the Notes on the date of this Indenture), the Company shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel, stating that such action is permitted by the terms of this Indenture and that all conditions precedent to such action have been complied with. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company or any of the Guarantors in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.07) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all conditions precedent to such action have been complied with.

Section 17.06        Legal Holidays. In any case where any Interest Payment Date, any Fundamental Change Repurchase Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue on any such payment in respect of the delay.

Section 17.07        No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08        Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any Custodian, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09        Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10        Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

119

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

______________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By: __________________________________________
Authorized Signatory

Section 17.11        Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic means shall be deemed to be their original signatures for all purposes. Unless otherwise provided in this Indenture or in any Note, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

120

Section 17.12        Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13        Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14        Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, pandemics, epidemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex write or communication facility; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15        Calculations. The Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, accrued interest payable on the Notes, any Additional Interest on the Notes, the Conversion Rate of the Notes, Maximum Percentage, Excess Shares, Secured Net Leverage Ratio, Total Net Leverage Ratio and the Applicable Interest Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any registered Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company. Neither the Trustee nor the Conversion Agent will have any responsibility to make calculations under this Indenture, nor will either of them have any responsibility to monitor the Company’s stock or trading price, determine whether the conditions to convertibility of the Notes have been met, determine whether the Applicable Interest Rate is correct or determine whether the circumstances requiring changes to the Conversion Rate have occurred.

Section 17.16        USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

121

Section 17.17        Tax Withholding. The Company or the Trustee, as the case may be, shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto, in each case, that a Holder is subject to pursuant to the Indenture (“Applicable Tax Law”), or by virtue of the relevant Holder failing to satisfy any certification or other requirements under Applicable Tax Law in respect of the Notes, in which event the Company or the Trustee, as the case may be, shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

Notwithstanding any other provision of this Indenture, if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder as a result of an adjustment or the nonoccurrence of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, withhold from or set off such payments against payments of cash and shares of Common Stock on the Note (or any payments on the Common Stock) or sales proceeds received by or other funds or assets of the Holder.

[Remainder of page intentionally left blank]

122

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

QUALTEK SERVICES INC., as Issuer

By:	/s/ Adam Spittler
Name: Adam Spittler
Title: Chief Financial Officer

QUALTEK LLC
BCP QUALTEK BUYER, LLC
QUALTEK MIDCO, LLC
QUALTEK MANAGEMENT, LLC
QUALTEK WIRELINE LLC
QUALSAT, LLC
ADVANTEK ELECTRICAL CONSTRUCTION, LLC
QUALTEK WIRELESS LLC
SITE SAFE, LLC
NX UTILITIES ULC
QUALTEK RECOVERY LOGISTICS LLC
QUALTEK FULFILLMENT LLC
QUALTEK RENEWABLES LLC,
each as a Guarantor

By:	/s/ Adam Spittler
Name: Adam Spittler
Title: Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Quinton M. DePompolo
Name: Quinton M. DePompolo
Title: Banking Officer

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE (NOTWITHSTANDING THE FOREGOING, THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES). BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF QUALTEK SERVICES INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) TO THE EXTENT RULE 144 IS AVAILABLE ON SUCH DATE, ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)       TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)       PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER;

(C)       PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT; OR

(D)       PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

A-1

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

A-2

QualTek Services Inc.

Senior Unsecured Convertible Notes due 2027

No. [     ]

[Initially]1 $[      ]

CUSIP No. 77867Q AB82

QualTek Services Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [Cede & Co.]3 [ ]4, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]5 [of $[ ]]6, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $124,685,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on February 15, 2027, and interest thereon as set forth below.

This Note shall bear interest at the rate shown in the table below, based on the Total Net Leverage Ratio of the Company as of the end of the most recent Four Quarter Period for which consolidated financial statements are available from February 14, 2022, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until February 15, 2027.

Total Net Leverage Ratio	Applicable Interest Rate
Less than 4.25 to 1	9.50%
4.25x or greater but less than 4.75 to 1	10.00%
4.75x or greater but less than 5.25 to 1	10.75%
5.25 to 1 or greater	11.75%

At least five (5) Business Days prior to the commencement of each Interest Period, the Company shall deliver an Officer’s Certificate to the Trustee and written notice to any paying agent and the Holders of the Notes setting forth the Applicable Interest Rate for the next succeeding Interest Period. If the Company does not deliver such notice, the Applicable Interest Rate from the immediately preceding Interest Period shall apply to the next succeeding Interest Period.

Interest is payable quarterly in arrears on each March 15, June 15, September 15 and December 15 of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing on June 15, 2022, to Holders of record at the close of business on the preceding March 1, June 1, September 1 or December 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

1 Include if a global note.

2 Subject to the procedures of the Depositary, at such time as the Company notifies the Trustee that the Restrictive Legend is to be removed in accordance with the Indenture, the CUSIP number for this Note shall be deemed to be 77867Q AA0.

3 Include if a global note.

4 Include if a physical note.

5 Include if a global note.

6 Include if a physical note.

A-3

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and the Corporate Trust Office located in the United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

A-4

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

QUALTEK SERVICES INC., as Issuer

By:
Name:
Title:

Dated: February                 , 2022

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

A-5

[FORM OF REVERSE OF NOTE]

QualTek Services Inc.

Senior Unsecured Convertible Notes due 2027

This Note is one of a duly authorized issue of Notes of the Company, designated as its Senior Unsecured Convertible Notes due 2027 (the “Notes”), initially limited to the aggregate principal amount of $125,000,000 all issued or to be issued under and pursuant to an Indenture dated as of February 14, 2022 (the “Indenture”), among the Company, the Guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company, the Guarantors and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Notwithstanding any other provision of the Indenture or any provision of this Note, each Holder shall have the contractual right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, this Note, on or after the respective due dates expressed or provided for in this Note or in the Indenture, and the contractual right to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, shall not be amended without the consent of each Holder.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

A-6

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into shares of Common Stock at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

A-7

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list.

A-8

Schedule A7

SCHEDULE OF EXCHANGES OF NOTES

QualTek Services Inc.

Senior Unsecured Convertible Notes due 2027

The initial principal amount of this Global Note is ONE HUNDRED TWENTY FIVE MILLION DOLLARS ($125,000,000). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

7 Include if a global note.

A-9

Attachment 1

[FORM OF NOTICE OF CONVERSION]

To:	Wilmington Trust, National Association Global Capital Markets

50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Attention: QualTek Notes Administrator

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature

Signature Guarantee

Signature(s) must be guaranteed by
an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares of Common Stock are to
be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

1

Fill in for registration of shares if to be issued,
and Notes if to be delivered, other than to and in the name
of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):
$__________,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

2

Attachment 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from QualTek Services Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated: __________

Signature(s)

Social Security or Other Taxpayer Identification Number
Principal amount to be repaid (if less than all):
$__________,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

Attachment 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received _______________________ hereby sell(s), assign(s) and transfer(s) unto _______________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _______________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

1

Dated:

Signature(s)

Signature Guarantee Signature(s) must be guaranteed by an eligible
Guarantor Institution (banks, stockbrokers, savings
and loan associations and credit unions) with
membership in an approved signature guarantee
medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to
be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must
correspond with the name as written upon the face of
the Note in every particular without alteration or
enlargement or any change whatever.

2

EXHIBIT B

[  ] supplemental indenture

QualTek Services Inc.

THE GUARANTORS PARTY HERETO

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

Dated as of [     ], 202[  ]

Senior Unsecured Convertible Notes due 2027

B-1

THIS [      ] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of        [        , 202     ], among QualTek Services Inc., a Delaware corporation (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into an Indenture, dated as of February 14, 2022 (the “Indenture”), relating to the Company’s Senior Unsecured Convertible Note due 2027 (the “Notes”);

WHEREAS, the Company agreed pursuant to the Indenture to cause any Subsidiary (with certain exceptions) that guarantees certain Indebtedness of the Company or any Guarantor following the Issue Date to provide a Guarantee;

WHEREAS, pursuant to Section 10.01(c), the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.         Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.         Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 13 thereof.

Section 3.         This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.         This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

Section 5.         This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read together.

Section 6.         The recitals and statements herein are deemed to be those of the Company and the Undersigned and not the Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Guarantees provided by the Guarantors party to this Supplemental Indenture.

B-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

QUALTEK SERVICES INC., as Issuer

By:
Name:
Title:

[•], as a Guarantor

By:
Name:
Title:

B-3

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

B-4